                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HOME PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   16-1455126
                      (I.R.S. Employer Identification No.)

                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 546-4900
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Ann M. McCormick, Esq.
                       Executive Vice President, Secretary
                               and General Counsel
                              Home Properties, Inc.
                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 546-4900
                            Facsimile (585) 232-3147
    (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                   Copies to:

                           Deborah McLean Quinn, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1307
                            Facsimile (866) 947-0724
                                ----------------

Approximate  date  of  commencement  of  proposed  sale  to  public:  As soon as practicable after this Registration Statement becomes effective.

If only securities  being  registered on this Form are being offered pursuant to
dividend or interest reinvestment plans, please check the following box. |_|

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933,  please check the following box and list the Securities Act of 1933 registration statement number of the earlier
registration statement for the same offering. |_|

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration statement number of the earlier registration statement for the same
offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective  amendment thereto that shall become effective upon filing with the  Commission  pursuant to Rule 462(e)  under the  Securities  Act,  check the
following box. |X|

If this Form is a  post-effective  amendment to a registration  statement  filed pursuant to General Instruction I.D. filed to register additional  securities or additional  classes of securities  pursuant to Rule 413(b) under the  Securities
Act, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------

   Title of each       Amount to be     Proposed maximum     Proposed maximum        Amount of
class of securities     registered     offering price per   aggregate offering   registration fee
  to be registered                           share*                price
-------------------------------------------------------------------------------------------------
Common Stock,           1,085,291           $57.295             $62,181,748           $6,653
$.01 Par Value           shares

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

*    Estimated  solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the  Securities Act of 1933 and based upon the average of the high and low  prices  reported  on the New York  Stock  Exchange  on
     September 18, 2006 of $57.295.

PROSPECTUS

               Shares

Common Stock

     The selling  stockholders  named herein are selling 1,085,291 shares of our common  stock.  We will not receive any proceeds  from the sale of our shares by the selling stockholders.

     Our common stock is listed on the New York Stock  Exchange under the symbol
"HME ". The last closing  price of our common stock on September  19, 2006,  was
$57.71 per share.

     Investing in our common  stock  involves a high degree of risk as described in the  "Risk Factors"  sections of this prospectus.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or disapproved of these securities or determined if this prospectus  is truthful or  complete.  Any  representation  to the contrary is a criminal offense.

     The date of this prospectus is September 20, 2006

                                TABLE OF CONTENTS

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains, or incorporates by reference, statements that may be deemed to be  "forward-looking"  within  the  meaning of  Section 27A  of the
Securities   Act,  and  Section 21E  of  the  Exchange  Act.  Some  examples  of
forward-looking   statements   include  statements  related  to  future  capital
expenditures,   financing   sources   and   availability   and  the  effects  of
environmental and other regulations.  Although we believe expectations reflected in such forward-looking  statements are based on reasonable assumptions,  we can give no assurance that our expectations will be achieved. Factors that may cause actual  results  to  differ  include  general  economic  and local  real  estate conditions and the weather,  and other  conditions  that might affect  operating expenses,  and timely completion of repositioning  activities within anticipated budgets,  the actual pace of future acquisitions and sales, and continued access to capital to fund growth.  For this purpose,  any statements  contained in this prospectus  or  incorporated  herein by  reference  that are not  statements  of historical fact should be considered to be forward-looking  statements.  Some of the  words  used to  identify  forward-looking  statements  include  "believes",
"anticipates",   "plans",   "expects",   "seeks",   "estimates",   and   similar
expressions.  Readers should  exercise  caution in  interpreting  and relying on
forward-looking   statements   since  they  involve  known  and  unknown  risks,
uncertainties and other factors which are, in some cases, beyond the our control and could  materially  affect our actual results,  performance or  achievements.
Additional  factors  which  may  cause  our  actual  results  to vary  from  our expectations are described under "Risk Factors". Our actual results could differ
materially  from  those  set  forth  in  the  forward-looking   statements.  The
forward-looking  statements  made in, or  incorporated  by  reference in to this prospectus are made only as of the date of this  prospectus and we under take no
obligation   to  update  these  forward   looking   statements  to  reflect  new
information, future events, or other matters.

     This  prospectus is part of a registration  statement  filed by us with the
Securities and Exchange  Commission.  You should read this  prospectus  together with the additional  information described under the heading "Where You Can Find
More  Information."  You should  rely only on the  information  incorporated  by reference or provided in this  prospectus.  We have not, and the underwriter has not,  authorized  anyone  else to  provide  you  with  different  or  additional information.  We are not,  and the  underwriter  is not,  making an offer of the shares in any jurisdiction where the offer or sale is not permitted.

     You should not assume that the  information in this  prospectus is accurate as of any  date  other  than the date on the  front  of this  prospectus.  Other information  filed  by  us  with  the  Securities  and  Exchange  Commission  is incorporated  into this  prospectus  by  reference.  You should  assume that the reports and  documents  incorporated  by reference are accurate only as of their respective dates. Our business, financial condition, results of operations, risk factors and forward-looking information may have changed since these dates.

     Documents  which are exhibits to or  incorporated  by  reference  into this
prospectus   and   the   reports   incorporated   by   reference   may   contain
representations,  warrantees and agreements.  Those representations,  warranties and  agreements  were  made  solely  for the  benefit  of the  parties  to those documents and may be subject to  qualifications  and limitations,  and are not a representation, warranty or agreement for your benefit.

     The  following  information  should  be read in  conjunction  with the more detailed  information  included  elsewhere in this  prospectus  or  incorporated herein  by  reference.  References  to "Home  Properties,"  "we" or "us" in this prospectus  mean,  except as the context  otherwise  requires,  Home Properties,
Inc.,  a  Maryland  corporation,  Home  Properties,  L.P.,  a New  York  limited partnership  (the "Operating  Partnership"),  Home Properties I, LLC, a New York
limited  liability  company,   Home  Properties  Trust,  a  Maryland  trust,  HP
Management,  Inc., a Maryland  corporation,  Home Properties  Resident Services,
Inc., a Maryland corporation, and all other subsidiaries of Home Properties on a consolidated basis.

                                 HOME PROPERTIES

     We are a self-administered and self-managed real estate investment trust, a
REIT. We own, operate,  acquire and rehabilitate apartment communities in select
Northeast,  Midwest, Mid-Atlantic and Southeast Florida markets. Currently, Home
Properties operates 142 communities containing 42,878 apartment units. Of these,
39,309  units in 137  communities  are  owned  directly  by us;  868  units  are partially  owned and  managed  by us as  general  partner,  and 2,701  units are managed for other owners.

     We were incorporated in November 1993 as a Maryland corporation. We are the general  partner  of Home  Properties,  L.P.,  a New York  limited  partnership, through which we own, acquire and operate most of our market rate apartments. We frequently  refer  to Home  Properties,  L.P.  as the  "Operating  Partnership".
Certain of our activities,  such as residential  property management for others, development activities and construction,  development and redevelopment services are carried on through two wholly-owned subsidiaries: Home Properties Management
Inc. and Home Properties Resident Services, Inc.

     Our  principal  executive  offices  are  located  at  850  Clinton  Square,
Rochester, New York 14604. Our telephone number is (585) 246-4900.

                                  RISK FACTORS

     Please  carefully  consider  the risk  factors  described  in our  periodic reports filed with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference in this  prospectus,  as well as other  information we include or incorporate  by reference in this  prospectus.  Additional  risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

                                 USE OF PROCEEDS

     The selling stockholders will receive all of the net proceeds from the sale of the shares of common stock offered  hereby.  We will not receive any proceeds from the offering.

                              SELLING STOCKHOLDERS

     The  partners  of the  Operating  Partnership  may from time to time tender their Units of limited partnership interest to the Operating Partnership. We may give notice to such  partners  that we will  acquire  such Units in exchange for shares of Common  Stock,  a right which we refer to as the "LP Purchase  Right".
All of the shares being offered hereby are being sold by certain partners in the
Operating  Partnership  who may acquire  shares of Common  Stock in exchange for their  Units  pursuant  to the LP  Purchase  Right and then  wish to sell  those shares.  We refer to those  persons as the Selling  Shareholders.  Although  the
Selling  Shareholders  have not indicated a present intent to tender their Units which would  trigger our right to issue shares of Common Stock to them under the
LP  Purchase  Right,  we are  required,  pursuant  to  the  terms  of a  certain contribution  agreement,  to file  the  registration  statement  of  which  this prospectus  forms a part registering such shares for resale under the Securities
Act. We bear all costs of this  registration.  We will not receive any  proceeds from the sale of the shares offered hereby.

     The following table sets forth certain information  regarding the number of shares of common stock which we will issue to the selling stockholders and which are  registered  for  resale  under the  registration  statement  of which  this prospectus  forms a part. The selling  stockholders do not  beneficially own any shares of our common  stock  other than the shares  listed  below.  The  selling stockholders intend to sell all the shares listed below and after the completion of this  offering  they  will not own any  shares  of our  common  stock.  Other partners  of the  Operating  Partnership  may sell  shares of common  stock they acquire in exchange for their Units under separate registration statements filed with the SEC covering such shares.

     None  of the  affiliates  of  the  selling  stockholders  are  officers  or directors of the Company.

                                           Number of Shares                           Percentage of
                                            of Common Stock                      Outstanding Shares
                                               Owned Before  Number of Shares       of Common Stock
Selling Stockholders                               Offering     to Be Offered  Owned After Offering
--------------------                               --------     -------------  --------------------
Goldberg Subventure                                 496,496           496,496           *
Erwin Gudelsky                                       27,627            27,627           *
Trust u/w Anna Gudelsky for Erwin Gudelsky           23,680            23,680           *
G/K/B Real Estate, L.P.                              33,547            33,547           *
Marital Trust u/w Howard R. Gudelsky                 22,725            22,725           *
Residuary Trust u/w Howard R. Gudelsky               10,822            10,822           *
Isadore Morton Gudelsky Trust dtd 6/3/86             18,451            18,451           *
Judah Gudelsky Trust dtd, 10/9/72                    27,627            27,627           *
Trust u/w Anna Gudelsky for Judah Gudelsky           23,680            23,680           *
Laura Bryna Gudelsky Mulitz Trust                    18,451            18,451           *
Trust f/b/o Arlene G. Kaufman                        36,902            36,902           *
Article 19 Trust u/w Bertha Gudelsky, f/b/o           7,380             7,380           *
    Iris M. Markel
Article 19 Trust u/w Bertha Gudelsky, f/b/o           7,380             7,380           *
    Marc D. Friedman
Article 19 Trust u/w Bertha Gudelsky, f/b/o           7,380             7,380           *
    Michael T. Friedman
Article 19 Trust u/w Bertha Gudelsky, f/b/o           7,380             7,380           *
    Isadore Gudelsky
Article 19 Trust u/w Bertha Gudelsky, f/b/o           7,380             7,380           *
    Laura B. Mulitz
Trust under para 8 of Will of Harry Gudelsky        165,762           165,762           *
Trust under para 5 of Will of Isadore Gudelsky       90,577            90,577           *

Melvin R. Clayman Revocable Trust                     6,011             6,011           *

Deborah M. Allen                                         66                66           *
Anthony J. DelBianco Trust                              273               273           *
Esther Steinback Kane                                 4,795             4,795           *
Harold A. Katz                                        4,123             4,123           *
Lawrence Perlman                                      2,320             2,320           *
Deborah M. Allen and David F. Wolf
    Co-Executors of Estate of Bernard Wolf               90                90           *
Jonathan C. Wolf                                         66                66           *

Robert J. Gordan                                        394               394           *
Richard Silverman                                     2,365             2,365           *
Lawrence K. Snider                                      394               394           *
Gerald Timmis                                         1,182             1,182           *
Arthur A. Weiss                                         394               394           *

C.O.F., Inc.                                         25,998            25,998           *

Philip J. Solondz Trust                               2,871             2,871           *
Donald H. Schefmeyer                                    468               268           *
Patricia D. Moore Trust 413                             234               234           *

Total                                             1,085,291         1,085,291

*Less than 1%

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Home Properties consists of:

     o    80  million  shares  of  common  stock,  $0.01  par  value,  of  which
          [31,537,550] shares were outstanding on June 30, 2006;

     o    10 million  shares of  preferred  stock,  $0.01 par  value,  3,000,000 shares of which have been designated  Series F  Cumulative  Redeemable
          Preferred Stock (the "Series F  preferred stock"),  2,400,000 of which were outstanding as of June 30, 2006.

     o    10 million  shares of  "excess  stock,"  $0.01 par value,  of which no shares were outstanding on June 30, 2006.

     For more detail about our Articles of Amendment and Restatement of Articles of Incorporation,  and the Articles Supplementary thereto relating to the Series
F  preferred  stock  (sometimes  collectively  referred to as our  "Articles  of
Incorporation"  or  "charter")  and bylaws you should  refer to the  charter and bylaws,  which have been filed as  exhibits  to other  reports  incorporated  by reference into this prospectus.  In addition, for a discussion of limitations on the  ownership of our capital  stock,  you should refer to the section  entitled
"Restrictions on Transfer; Ownership Limits" in this prospectus.

Common Stock

     All of the shares of common stock offered by this  prospectus  will be duly authorized,  fully paid, and nonassessable when issued in exchange for the Units in the Operating  Partnership held by the selling  stockholders.  Holders of the common stock have no conversion,  redemption, sinking fund or preemptive rights;
however,  shares of common  stock  automatically  convert  into shares of Excess
Stock as defined below.  Under the Maryland  General  Corporation  Law ("MGCL"),
stockholders  are  generally  not liable for our debts or  obligations,  and the holders of shares will not be liable for  further  calls or  assessments  by us.
Subject to the  provisions  of our Articles of  Incorporation  regarding  Excess
Stock  described  below,  all  shares  of  common  stock  have  equal  dividend, distribution,  liquidation  and  other  rights  and will have no  preference  or exchange rights.

     Subject to the right of holders of Preferred Stock to receive  preferential distributions,  the  holders of the shares of common  stock will be  entitled to receive distributions in the form of dividends if and when declared by our Board of Directors out of funds legally available  therefor,  and, upon liquidation of us, each  outstanding  share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities,  including debts and liabilities arising out of its status as general partner of the Operating Partnership,  and any liquidation preference  of issued and  outstanding  Preferred  Stock.  We intend to continue paying quarterly distributions.

     The holder of each  outstanding  share of common  stock is  entitled to one vote  on all  matters  presented  to  stockholders  for a vote,  subject  to the provisions of our Articles of  Incorporation  regarding  Excess Stock  described below.  As described  below,  our Board of Directors has, and may in the future, grant  holders of one or more series of  Preferred  Stock the right to vote with respect  to  certain  matters  when it fixes the  attributes  of such  series of
Preferred Stock.  Pursuant to the MGCL, we cannot  dissolve,  amend our charter, merge with or into another  entity,  sell all or  substantially  all our assets, engage in a share exchange or engage in similar  transactions unless such action is  approved  by  stockholders  holding a  majority  of the  outstanding  shares entitled to vote on such matter.  In addition,  the Second  Amended and Restated
Partnership Agreement of the Operating  Partnership,  as amended,  requires that any  merger  or sale of all or  substantially  all of the  assets  of  Operating
Partnership be approved by partners holding a majority of the outstanding Units, excluding  Operating  Partnership Units held by us, directly or indirectly.  Our
Articles of Incorporation provide that our Bylaws may be amended by our Board of
Directors.

     The holder of each  outstanding  share of common  stock is  entitled to one vote in the  election of directors  who serve for terms of one year.  Holders of the  shares of common  stock  will have no right to  cumulative  voting  for the election of directors. Consequently, at each annual meeting of stockholders, the holders  of a  majority  of the  shares  entitled  to  vote in the  election  of directors will be able to elect all of the directors,  subject to certain rights of the holders of preferred  stock,  described  below.  Directors may be removed only for cause and only with the  affirmative  vote of the holders of a majority of the shares entitled to vote in the election of directors.

Restrictions on Transfer; Ownership Limits

     Our  charter  contains  certain  restrictions  on the  number  of shares of capital stock that  stockholders  may own. For us to qualify as a REIT under the
Internal  Revenue  Code of 1986,  as amended (the  "Code"),  no more than 50% in value of our  outstanding  shares of  capital  stock may be owned,  directly  or indirectly,  by five or fewer  individuals  (as defined in the Code,  to include certain  entities)  during  the  last  half  of  a  taxable  year  or  during  a proportionate  part of a shorter  taxable  year.  The capital stock must also be beneficially  owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because we expect to  continue  to qualify as a REIT,  our charter  contains  restrictions  on the ownership  and  transfer  of  shares of our  capital  stock  intended  to ensure compliance with these requirements.  Subject to certain exceptions  specified in the charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.0% (the  "Ownership  Limit") of the value of the issued and outstanding shares of our capital stock.  Certain entities,  such as qualified  pension plans, are treated as if their beneficial  owners were the holders of the common stock held by such entities.

     Stockholders  ("Existing  Holders")  whose holdings  exceeded the Ownership
Limit  immediately  after our  initial  public  offering  of our  common  stock, assuming  that all Units of the Operating  Partnership  are counted as shares of common  stock,  are permitted to continue to hold the number of shares they held on such date and may acquire  additional  shares of capital  stock upon  (i) the exchange of Units for Shares,  (ii) the  exercise of stock options or receipt of grants of shares of capital stock  pursuant to a stock  benefit plan,  (iii) the acquisition of shares of capital stock pursuant to a dividend reinvestment plan,
(iv) the transfer of shares of capital stock from another Existing Holder or the estate  of  an  Existing  Holder  by  devise,  gift  or  otherwise,  or  (v) the foreclosure  on  a  pledge  of  shares  of  capital  stock;  provided,  no  such acquisition  may cause any Existing  Holder to own,  directly or by attribution, more than  17.5% (the  "Existing  Holder  Limit") of the issued and  outstanding
Shares, subject to certain additional restrictions.

     Our Board of Directors  may increase or decrease  the  Ownership  Limit and
Existing  Holder  Limit from time to time,  but may not do so to the extent that after giving effect to such increase or decrease:  (i) five beneficial owners of
Shares could  beneficially own in the aggregate more than 49.5% of the aggregate value of our outstanding  capital or (ii) any  beneficial owner of capital stock would  violate the  Ownership  Limit or Existing  Holder  Limit as a result of a decrease.  The Board of Directors may waive the Ownership  Limit or the Existing
Holder  Limit  with  respect  to a  holder  if  such  holder  provides  evidence acceptable  to the Board of  Directors  that such  holder's  ownership  will not jeopardize  our  status as a REIT.  Waivers  of the  Ownership  Limit  have been granted to certain  institutional  investors in connection  with the sale of our
Preferred Stock.

     Any transfer of our outstanding  capital stock  ("Outstanding  Stock") that would:  (i) cause any holder,  directly or by attribution,  to own capital stock having a value in  excess  of the  Ownership  Limit or  Existing  Holder  Limit,
(ii) result  in shares of capital stock other than Excess  Stock,  if any, to be owned by fewer than 100 persons,  (iii) result  in our being closely held within the meaning of section  856(h) of the Code,  or  (iv) otherwise  prevent us from satisfying any criteria necessary for us to qualify as a REIT, is null and void, and the purported transferee acquires no rights to such Outstanding Stock.

     Outstanding  Stock owned by or  attributable  to a stockholder or shares of
Outstanding  Stock  purportedly  transferred  to a stockholder  which cause such stockholder or any other stockholder to own shares of capital stock in excess of the Ownership  Limit or Existing  Holder Limit will  automatically  convert into shares of Excess Stock.  Such Excess Stock will be  transferred  by operation of law to a  separate  trust,  with  Home  Properties  acting as  trustee,  for the exclusive benefit of the person or persons to whom such Outstanding Stock may be ultimately  transferred without violating the Ownership Limit or Existing Holder
Limit.  Excess Stock is not treasury  stock,  but rather  constitutes a separate class of issued and outstanding stock of Home Properties. While the Excess Stock is held in trust,  it will not be entitled to vote,  will not be considered  for purposes of any stockholder vote or the  determination of a quorum for such vote and will not be entitled to participate in dividends or other distributions. Any record owner or purported  transferee of  Outstanding  Stock which has converted into Excess Stock (the "Excess  Holder") who receives a dividend or distribution prior to the discovery by us that such Outstanding Stock has been converted into
Excess Stock must repay such dividend or distribution upon demand.  While Excess
Stock is held in trust, we will have the right to purchase it from the trust for the lesser of: (i) the price paid for the Outstanding Stock which converted into
Excess Stock by the Excess Holder (or the market value of the Outstanding  Stock on the date of  conversion  if no  consideration  was given for the  Outstanding
Stock) or (ii) the  market price of shares of capital  stock  equivalent  to the
Outstanding Stock which converted into Excess Stock (as determined in the manner set forth in the Articles of  Incorporation)  on the date we exercise our option to purchase.  We must exercise this right within the 90-day period  beginning on the date on which we  receive  written  notice of the  transfer  or other  event resulting in the  conversion of  Outstanding  Stock into Excess Stock.  Upon our liquidation,  distributions will be made with respect to such Excess Stock as if it consisted of the Outstanding Stock from which it was converted.

     Any Excess  Holder,  with respect to each trust created upon the conversion of  Outstanding  Stock into Excess  Stock,  may  designate  any  individual as a beneficiary of such trust;  provided,  such person would be permitted to own the
Outstanding  Stock which converted into the Excess Stock held by the trust under the Ownership Limit or Existing Holder Limit and the consideration  paid to such
Excess Holder in exchange for designating  such person as the beneficiary is not in excess of the price  paid for the  Outstanding  Stock  which  converted  into
Excess Stock by the Excess Holder (or the market value of the Outstanding  Stock on the date of  conversion  if no  consideration  was given for the  Outstanding
Stock).  Our  redemption  right must have  expired or been waived  prior to such designation.  Immediately upon the designation of a permitted  beneficiary,  the
Excess Stock, if any, will automatically  convert into shares of the Outstanding
Stock from which it was  converted  and we as trustee of the trust will transfer such shares,  if any, and any proceeds from  redemption or  liquidation  without interest to the beneficiary.

     If the  restrictions  on ownership and transfer,  conversion  provisions or trust arrangements in our Articles of Incorporation are determined to be void or invalid by virtue of any legal decision,  statute, rule or regulation,  then the
Excess Holder of any Outstanding  Stock that would have converted into shares of
Excess Stock if the conversion  provisions of the Articles of Incorporation were enforceable  and valid shall be deemed to have acted as an agent on behalf of us in acquiring such Outstanding Stock and to hold such Outstanding Stock on behalf of us unless we waive our right to this remedy.

     The  foregoing  ownership and transfer  limitations  may have the effect of precluding  acquisition of control of Home Properties without the consent of our
Board of Directors.  All certificates  representing shares of capital stock will bear a legend  referring to the  restrictions  described  above.  The  foregoing restrictions  on  transferability  and ownership  will not apply if the Board of
Directors  determines,  and the stockholders concur, that it is no longer in our best  interests  to attempt to qualify,  or to  continue to qualify,  as a REIT.
Approval of the limited partners of the Operating  Partnership to terminate REIT status is also required.

Ownership Reports

     Every owner of more than 5% of our issued and outstanding shares of capital stock must file a written notice with us containing the information specified in the  Articles  of  Incorporation  no later  than  January  31 of each  year.  In addition,  each stockholder shall, upon demand, be required to disclose to us in writing such  information  as we may request in order to determine the effect of such  stockholder's  direct,  indirect  and  attributed  ownership  of shares of capital stock on our status as a REIT or to comply with any  requirements of any taxing authority or other governmental agency.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

     The following is a summary of certain provisions of Maryland law and of our charter  and  bylaws.  Copies of our  charter  and  bylaws are  incorporated  by reference  into  the  exhibits  to the  registration  statement  of  which  this prospectus is a part. See "Where you can find more information."

The Board of Directors

     Our  Articles  of  Incorporation  and  bylaws  provide  that the  number of directors of our company may be  established  by our board of directors  but may not be fewer than the minimum number permitted under the MGCL  (generally,  one)
nor more than 12. Except any vacancy  among  directors  elected  separately by a separate class of shares,  any vacancy may be filled,  at any regular meeting or at any  special  meeting  called for that  purpose,  only by a  majority  of the remaining directors, even if the remaining directors do not constitute a quorum, and any director  elected to fill a vacancy will serve for the  remainder of the full term of the directorship in which such vacancy occurred.

     Pursuant to our charter,  each member of our board of directors  will serve one year terms, with each current director serving until the 2006 annual meeting of  stockholders  and until their  respective  successors  are duly  elected and qualified.  Holders  of  shares  of our  common  stock  will  have no  right  to cumulative  voting in the election of directors  and  directors are elected by a plurality  of votes cast in the  election of  directors.  Consequently,  at each annual meeting of stockholders  at which our board of directors is elected,  the holders  of a majority  of the shares of our common  stock will be able to elect all of the members of our board of directors.  Moreover, our charter permits our stockholders  to  remove a  director  but only for  cause and then only upon the affirmative  vote of a majority  of the shares of our common  stock  entitled to vote on any such proposal.

Termination of REIT Status

     Our board of directors, under our Articles of Incorporation,  is prohibited from taking any action to terminate  our REIT status or to amend the  provisions of our Articles of  Incorporation  regarding  excess stock unless such action is approved by the board of directors, presented to an annual or special meeting of stockholders and approved by vote of a majority of votes entitled to be cast.

Business Combinations

     Maryland law prohibits "business combinations" between a corporation and an interested  stockholder  or an affiliate of an interested  stockholder  for five years after the most recent date on which the interested  stockholder becomes an
interested   stockholder.   These  business   combinations   include  a  merger,
consolidation,  statutory share exchange, or, in circumstances  specified in the statute,  certain  transfers of assets,  certain stock  issuances and transfers, liquidation plans and  reclassifications  involving interested  stockholders and their affiliates. Maryland law defines an interested stockholder as:

     o    any person who  beneficially  owns 10% or more of the voting  power of our voting stock; or

     o    an affiliate or associate of the  corporation  who, at any time within the two-year period prior to the date in question,  was the beneficial owner  of 10% or  more of the  voting  power  of the  then-outstanding voting stock of the corporation.

     A  person  is not an  interested  stockholder  if the  board  of  directors approves in advance the  transaction  by which the person  otherwise  would have become an interested  stockholder.  However,  in approving the transaction,  the board of directors may provide that its approval is subject to compliance, at or after the time of  approval,  with any terms and  conditions  determined  by the board of directors.

     After  the five  year  prohibition,  any  business  combination  between  a corporation and an interested  stockholder  generally must be recommended by the board of directors and approved by the affirmative vote of at least:

     o    80%  of  the  votes  entitled  to be  cast  by  holders  of  the  then outstanding shares of common stock; and

     o    two-thirds  of the votes  entitled to be cast by holders of the common stock other than shares held by the interested  stockholder  with whom or with whose affiliate the business  combination is to be effected or
          shares  held  by  an  affiliate   or   associate  of  the   interested
          stockholder.

     These   super-majority  vote  requirements  do  not  apply  if  the  common stockholders  receive a minimum price,  as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

     The statute  permits  various  exemptions  from its  provisions,  including business  combinations  that are approved by the board of  directors  before the time that the interested stockholder becomes an interested stockholder.

     Our Articles of Incorporation  excluded business  combinations  between the corporation and our founders,  Norman and Nelson  Leenhouts and their affiliates from these provisions of the MGCL and,  consequently,  the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and the founders or their  affiliates.  We believe that our ownership restrictions will substantially  reduce the risk that a stockholder would become an  "interested  stockholder"  within  the  meaning  of  the  Maryland  business combination statute.

Control Share Acquisitions

     The MGCL provides that "control shares" of a Maryland  corporation acquired in a "control  share  acquisition"  have no voting  rights  except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following  persons is entitled to exercise or direct the  exercise of the voting power of shares of stock of the  corporation  in the election  of  directors:  (i) a person who makes or  proposes  to make a control share  acquisition,  (ii) an  officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation.

     "Control  shares" are voting shares of stock which,  if aggregated with all other such shares of stock previously  acquired by the acquiror or in respect of which the  acquiror is able to exercise or direct the  exercise of voting  power
(except  solely by virtue of a revocable  proxy),  would entitle the acquiror to exercise voting power in electing  directors  within one of the following ranges of voting power:  (i) one-tenth or more but less than one-third,  (ii) one-third or more but less than a  majority,  or (iii) a  majority  or more of all  voting power.

     Control shares do not include shares the acquiring  person is then entitled to vote as a result  of  having  previously  obtained  stockholder  approval.  A
"control share acquisition" means the acquisition of control shares,  subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain  conditions  (including an undertaking to pay expenses), may compel our board of directors to call a special  meeting of  stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request  for a meeting  is made,  the  corporation  may  itself  present  the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have  previously been  approved)  for fair value  determined,  without  regard to the  absence of voting rights for the control  shares,  as of the date of the last control share acquisition  by the  acquiror  or of any  meeting of  stockholders  at which the voting rights of such shares are considered  and not approved.  If voting rights for control  shares are  approved  at a  stockholders  meeting and the  acquiror becomes  entitled to vote a majority of the shares  entitled to vote,  all other stockholders  may  exercise  appraisal  rights.  The fair value of the shares as determined  for  purposes  of such  appraisal  rights  may not be less  than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger,  consolidation  or share exchange if the  corporation is a party to the  transaction or (b) to  acquisitions  approved or exempted by the charter or bylaws of the corporation.

     Our  Articles  of  Incorporation  contain a  provision  exempting  from the control share acquisition  statute any and all acquisitions by any person of our stock and, consequently, the a control share acquisition statute is inapplicable to us unless the  acquisition  would  violate the  Ownership  Limit or unless we later amend our Articles of Incorporation to modify or eliminate the exemption.

Unsolicited Takeovers

     The MGCL Subtitle 8 of Title 3 permits a Maryland  corporation with a class of equity  securities  registered  under  the  Exchange  Act and at least  three independent  directors  to elect to be subject,  by  provision in its charter or bylaws  or a  resolution  of its board of  directors,  and  notwithstanding  any contrary provision in the charter or bylaws, to any or all of the following five provisions:

     o    a classified board;

     o    a two-thirds vote requirement for removing a director;

     o    a  requirement  that the number of  directors be fixed only by vote of the directors;  o a requirement  that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

     o    a majority  requirement  for the calling by  stockholders of a special meeting of stockholders.

     Through  provisions  in our charter and bylaws  unrelated to Subtitle 8, we already (a) vest in the board the  exclusive  power to fix the number of members of the board of directors and (b) require,  unless called by our chairman of the board,  our  president,  the board,  the  request of holders of 25%  outstanding shares to call a special  meeting.  We have not  elected  to be  subject  to the provisions of Subtitle 8 relating to the filling of vacancies on the board.

Amendment to Our Articles of Incorporation and Bylaws

     Our  charter  may be amended  only if  declared  advisable  by the board of directors  and  approved  by the  affirmative  vote of the holders of at least a majority of all of the votes  entitled to be cast on the matter.  Our bylaws may only be adapted, amended, altered or repealed by the board of directors.

Dissolution of Our Company

     The  dissolution of our company must be declared  advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

     The business  combination  provisions  of the MGCL,  the  provisions of our charter  regarding the  restrictions  on ownership and transfer of our stock and the  provisions  of our  bylaws  setting  the  number of members of the board of directors could delay,  defer or prevent a transaction or a change of control of our company that might  involve a premium  price for holders of our common stock or  otherwise  be in their best  interest.  Likewise,  if our board of directors resolves to avail any of the provisions of Subtitle 8 of Title 3 of the MGCL not currently  applicable to us or if the provision in the Articles of Incorporation opting  out of the  control  share  acquisition  provisions  of  the  MGCL  were rescinded, these provisions of the MGCL could have similar effects.

Indemnification and Limitation of Directors' and Officers' Liability

     As Maryland law permits, our Articles of Incorporation  contain a provision limiting the  liability of our directors and officers to us for money damages to the fullest  extent  permitted  under  Maryland  law.  Maryland law permits full limitation of the liability of directors or officers for money damage except for liability  resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and material to the cause of action.

     The MGCL requires a corporation  to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made,  or  threatened to be made, a party by reason of his or her service in that  capacity.  The MGCL permits a corporation  to indemnify its present and former  directors and officers,  among  others,  against  judgments, penalties,  fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

     o    an act or  omission of the  director  or officer  was  material to the matter giving rise to the  proceeding  and was committed in bad faith;
          or was the result of active and deliberate dishonesty;

     o    the director or officer actually received an improper personal benefit in money, property or services; or

     o    in the case of any  criminal  proceeding,  the director or officer had reasonable cause to believe that the act or omission was unlawful.

     However,  under the MGCL, a Maryland  corporation  may not indemnify for an adverse  judgment  in a suit  by or in the  right  of the  corporation  or for a judgment  of  liability  on the  basis  that  personal  benefit  was  improperly received, unless in either case a court orders indemnification and then only for expenses.

     In addition,  the MGCL permits a corporation  to, and our bylaws require us to, advance reasonable  expenses to a director or officer upon the corporation's receipt of:

     o    a written  affirmation  by the  director or officer of his or her good faith belief that he or she has met the standard of conduct  necessary for indemnification by the corporation; and

     o    a written  undertaking by the director or officer or on the director's or  officer's  behalf to repay the amount  paid or  reimbursed  by the corporation  if it is  ultimately  determined  that  the  director  or officer did not meet the standard of conduct.

     We  entered  into  indemnification  agreements  with each of our  executive officers  and  directors  whereby  we  indemnify  such  executive  officers  and directors to the fullest  extent  permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application  for indemnity by an executive  officer or director  to a court of  appropriate  jurisdiction,  such  court may order us to indemnify such executive officer or director.

     Insofar as the foregoing  provisions permit  indemnification  of directors, officers or persons  controlling  us for liability  arising under the Securities
Act,  the   Securities   and  Exchange   Commission   has  indicated  that  this
indemnification  is against public policy as expressed in the Securities Act and is therefore unenforceable.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of material federal income tax consequences regarding
Home Properties and the common stock we are registering is based on current law, is for general  information only and is not tax advice.  The information in this section is based on the Code as  currently  in effect,  current,  temporary  and proposed  Treasury  Regulations  promulgated  under  the Code,  the  legislative history of the Code, current administrative interpretations and practices of the
IRS, including its practices and policies as expressed in private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings, and court decisions, all as of the date of this  prospectus.  There is no assurance  that future  legislation,  Treasury
Regulations,  administrative  interpretations  and practices or court  decisions will not  adversely  affect  existing  interpretations.  Any change  could apply retroactively to transactions preceding the date of the change.

     We have not requested, and do not plan to request, any rulings from the IRS concerning  our tax treatment  and the  statements  in this  prospectus  are not binding on the IRS or a court.  Thus,  we can  provide no  assurance  that these statements  will  not be  challenged  by the  IRS or  sustained  by a  court  if challenged  by the IRS.  The tax  treatment to holders of common stock will vary depending  on a  holder's  particular  situation  and this  discussion  does not purport to deal with all aspects of taxation that may be relevant to a holder of common stock in light of his or her personal  investments or tax  circumstances, or to  stockholders  subject to special  treatment  under the federal income tax laws except to the extent  discussed under the headings  "Taxation of Tax-Exempt
Stockholders" and "Taxation of Non-U.S.  Stockholders."  Stockholders subject to special treatment include,  without limitation,  insurance companies,  financial institutions or broker-dealers,  tax-exempt organizations,  stockholders holding securities as part of a conversion  transaction or hedge or hedging  transaction or as a position  in a  straddle  for tax  purposes,  foreign  corporations  and persons who are not citizens or residents of the United States.

     In addition, the summary below does not consider the effect of any foreign, state,  local or other tax laws that may be  applicable to holders of the common stock. If we meet the detailed  requirements in the Code for  qualification as a
REIT,  which are  summarized  below,  we will be treated  as a REIT for  federal income tax purposes.  In this case, we generally  will not be subject to federal corporate  income taxes on our net income that is currently  distributed  to our stockholders. This treatment substantially eliminates the "double taxation" that generally  results from investments in a corporation.  Double taxation refers to the  imposition of corporate  level tax on income  earned by a  corporation  and taxation  at the  shareholder  level on  funds  distributed  to a  corporation's shareholders.  If we fail to qualify as a REIT in any taxable year, we would not be allowed a deduction  for  dividends  paid to our  stockholders  in  computing taxable income and would be subject to federal  income tax at regular  corporate rates. Unless entitled to relief under specific statutory  provisions,  we would be  ineligible  to be taxed as a REIT for the four  succeeding  tax years.  As a result,  the funds  available  for  distribution  to our  stockholders  would be reduced.  Each  prospective  purchaser should consult his or her own tax advisor regarding the specific tax  consequences of the purchase,  ownership and sale of common  stock,  including  the  federal,  state,  local,  foreign  and other tax consequences  of such purchase,  ownership and sale and of potential  changes in applicable tax laws.

Taxation Of Home Properties

     General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code,  commencing with our taxable year ended December 31,  1994. We believe we have  been  organized  and have  operated  in a manner  which  qualifies  for taxation  as a REIT  under  the Code  commencing  with our  taxable  year  ended
December 31, 1994. We intend to continue to operate in this manner. However, our qualification  and taxation as a REIT depends upon our ability to meet,  through actual annual operating results, asset diversification,  distribution levels and diversity of stock ownership,  the various qualification tests imposed under the
Code. Accordingly,  there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT.  Further,
legislative,   administrative   or   judicial   action   may   change,   perhaps
retroactively,   the  anticipated   income  tax  treatment   described  in  this
prospectus. See "Failure to Qualify."

     This  discussion  is  not  intended  to be a  substitute  for  careful  tax planning.  We urge each prospective  investor to consult with his or her own tax advisor  regarding  the specific tax  consequences  applicable to him or her, in light  of  his or  her  particular  circumstances,  relating  to  the  purchase, ownership and  disposition of our common shares,  including the federal,  state, local, foreign and other tax consequences of such purchase,  ownership, sale and disposition.

     In the opinion of Nixon  Peabody  LLP,  Home  Properties  was  organized in conformity with the requirements for  qualification as a REIT, and its method of operation has enabled it, and its proposed method of operation will enable it to meet the requirements for  qualification  and taxation as a REIT under the Code.
This opinion is based on certain  assumptions  and is  conditioned  upon certain representations  made by Home Properties as to certain factual matters  relating to Home Properties' organization,  manner of operation, income and assets. Nixon
Peabody  LLP is not aware of any facts or  circumstances  that are  inconsistent with these assumptions and representations.  Home Properties'  qualification and taxation  as a REIT  will  depend  upon  Home  Properties'  satisfaction  of the requirements  necessary  to be  classified  as a  REIT,  discussed  below,  on a continuing basis.  Nixon Peabody LLP will not review compliance with these tests on a continuing basis. Therefore, no assurance can be given that Home Properties will satisfy such tests on a continuing basis. You should be aware that opinions of counsel are not binding on the IRS,  and no  assurance  can be given that the
IRS will not challenge the conclusions set forth in such opinions.

     The sections of the Code that relate to the  qualification and operation as a REIT are highly  technical and complex.  The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the
Code, and  administrative  and judicial  interpretations  of the Code, and these rules and these regulations.

     If we qualify for taxation as a REIT,  we generally  will not be subject to federal  corporate income taxes on our net income that is currently  distributed to  our  stockholders.  This  treatment  substantially  eliminates  the  "double taxation" that generally results from investment in a corporation. However, Home
Properties will be subject to federal income tax as follows:

     First,  we will be taxed at regular  corporate  rates on any  undistributed
REIT  taxable  income,  including  undistributed  net capital  gains;  provided, however,  that properly designated  undistributed capital gains will effectively avoid taxation at the  stockholder  level. A REIT's "REIT taxable income" is the otherwise taxable income of the REIT subject to certain adjustments, including a deduction for dividends paid.

     Second, we may be subject to the "alternative  minimum tax" on our items of tax preference under some circumstances.

     Third,  if we have  (a) net  income from the sale or other  disposition  of
"foreclosure  property"  which is held  primarily  for sale to  customers in the ordinary course of business or (b) other  nonqualifying  income from foreclosure property,  we will  be  subject  to tax at the  highest  corporate  rate on this income.  Foreclosure  property  is defined  generally  as  property  we acquired through  foreclosure  or after a default on a loan  secured by the property or a lease of the property.

     Fourth,  we will be subject to a 100% tax on any net income from prohibited
transactions.   Prohibited   transactions   generally  include  sales  or  other
dispositions  of property  held  primarily for sale to customers in the ordinary course of business, other than the sale or disposition of foreclosure property.

     Fifth, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95%
test multiplied by (b) a fraction intended to reflect our  profitability,  if we fail to satisfy the 75% gross  income test or the 95% gross income test but have maintained our qualification as a REIT because we satisfied other  requirements.
The gross income tests are discussed below.

     Sixth, we would be subject to a 4% excise tax on the excess of the required distribution  over the amounts  actually  distributed  (plus retained amounts on which income tax is paid at the corporate level) if we fail to distribute during each calendar year at least the sum of: 85% of our REIT ordinary  income for the year,  95%  of  our  REIT  capital  gain  net  income  for  the  year,  and  any undistributed taxable income from prior periods.

     Seventh,  if we acquire any asset from a corporation which is or has been a
C corporation  in a transaction  in which the basis of the acquired asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation,  and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the "built-in-gain" of the asset. The built-in- gain of an asset  equals the excess of (a) the  fair market value of the asset over (b) our adjusted  basis in the asset,  determined  as of the date we acquired  the asset from the  C corporation.  A C corporation is generally a corporation  subject to full corporate-level tax.

     Eighth,  we will be  subject  to a 100%  tax on  amounts  received  through arrangements between Home Properties,  its tenants and a taxable REIT subsidiary that are not arm's length.

     Ninth,  certain of our  subsidiaries  are  subchapter C  corporations,  the earnings of which could be subject to federal corporate income tax.

     In addition,  we and our subsidiaries may be subject to a variety of taxes, including  payroll taxes and state,  local,  property,  and other taxes on their assets and  operations.  We could also be  subject to tax in  situations  and on transactions not presently contemplated.

     Requirements  for  Qualification  as a REIT.  The Code  defines a REIT as a corporation, trust or association that:

     1.   is managed by one or more trustees or directors;

     2.   uses  transferable  shares or  transferable  certificates  to evidence beneficial ownership;

     3.   would be taxable  as a  domestic  corporation,  but for  Sections  856 through 860 of the Code;

     4.   is not a financial  institution  referred to in Section  582(c) of the
          Code  or an  insurance  company  to  which  subchapter  L of the  Code applies;

     5.   is beneficially owned by 100 or more persons;

     6.   during the last half of each  taxable  year not more than 50% in value of its outstanding stock is owned, actually or constructively, by five or fewer  individuals,  as defined in the Code to include the entities set forth in Section 542(a)(2) of the Code; and

     7.   meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Code provides that conditions (1) to (4), inclusive, must be met during the entire  taxable year and that  condition (5) must be met during at least 335 days of a taxable year of twelve  months,  or during a  proportionate  part of a taxable  year of less than twelve  months.  Conditions  (5) and (6) do not apply until after the first  taxable year for which an election  made to be taxed as a
REIT.  For purposes of condition  (6),  pension funds and some other  tax-exempt entities are treated as individuals,  subject to a  "look-through"  exception in the case of pension funds.  We have satisfied  condition (5) and believe that we have  issued  sufficient  shares to satisfy  condition  (6).  In  addition,  our articles of  incorporation  provides for  restrictions  regarding  ownership and transfer of shares.  These  restrictions are intended to assist us in continuing to satisfy  the share  ownership  requirements  described  in (5) and (6) above.
These  ownership and transfer  restrictions  are  described in the  accompanying
prospectus  in   "Description  of  Capital   Stock-Restrictions   on  Transfer."
Primarily,  though not  exclusively,  as a result of fluctuations in value among the different  classes of our stock,  these  restrictions may not ensure that we will,  in all  cases,  be able  to  satisfy  the  share  ownership  requirements described in  conditions  (5) and (6) above.  If we fail to satisfy  these share ownership  requirements,  our status as a REIT will  terminate.  However,  if we comply with the rules contained in applicable Treasury  Regulations that require us to ascertain the actual  ownership of our shares and we do not know, or would not have known through the exercise of reasonable  diligence,  that we failed to meet the  requirement  described in condition  (6) above,  we will be treated as having met this requirement. See "Failure to Qualify."

     In  addition,  a  corporation  may not  elect to become a REIT  unless  its taxable year is the calendar  year. We have and will continue to have a calendar taxable year.

     Taxable REIT Subsidiaries.  A taxable REIT subsidiary of Home Properties is a corporation other than a REIT in which Home Properties  directly or indirectly holds  stock  and that has made a joint  election  with  Home  Properties  to be treated as a taxable REIT  subsidiary.  A taxable REIT  subsidiary also includes any  corporation  other  than a REIT  with  respect  to  which  a  taxable  REIT subsidiary of Home Properties  owns  securities  possessing more than 35% of the total voting power or value of the outstanding  securities of such  corporation.
However,  a taxable REIT  subsidiary  does not include  certain  health care and lodging  facilities.  A taxable REIT  subsidiary  is subject to regular  federal income tax,  and state and local income tax where  applicable,  as a regular "C"
corporation.  In addition,  a taxable REIT  subsidiary of Home Properties may be limited  in its  ability  to  deduct  interest  paid  to Home  Properties.  Home
Properties  jointly made the election with the following entities for them to be treated as taxable REIT  subsidiaries  of Home Properties  effective  January 1,
2001: Home Properties  Resident Services,  Inc. and Home Properties  Management,
Inc.

     Qualified REIT Subsidiaries.  If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded  for  federal  income tax  purposes.  Generally,  a  qualified  REIT subsidiary is a corporation,  other than a taxable REIT  subsidiary,  all of the capital stock of which is owned by the REIT. All assets,  liabilities  and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets,  liabilities  and items of income,  deduction  and credit of the REIT itself.  A qualified REIT  subsidiary of Home  Properties will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

     Ownership  of a  Partnership  Interest.  In the  case of a REIT  which is a partner in a partnership,  IRS regulations  provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, a partner in a partnership  will be deemed to be entitled to the income of the partnership attributable to its  proportionate  share. The character of the assets and gross income  of the  partnership  retains  the same  character  in the  hands of Home
Properties  for purposes of Section 856  of the Code,  including  satisfying the gross income tests and the asset tests.  Thus,  our  proportionate  share of the assets, liabilities and items of income of the Operating Partnership,  including the Operating  Partnership's share of these items for any partnership or limited liability  company,  are treated as our assets,  liabilities and items of income for purposes of applying the requirements described in this prospectus.

     We have  included  a summary  of the rules  governing  the  Federal  income taxation  of  partnerships  and  their  partners  below in "Tax  Aspects  of the
Operating Partnership".  We have direct control of the Operating Partnership and will continue to operate it consistent with the requirements  for  qualification as a REIT.

     Income  Tests.  We must satisfy two gross income  requirements  annually to maintain our  qualification as a REIT.  First,  each taxable year we must derive directly  or  indirectly  at least  75% of our  gross  income  from  investments relating to real property or mortgages on real property,  including  "rents from real  property" and, in specific  circumstances,  interest,  or from  particular types of temporary  investments.  Gross income from  prohibited  transactions is excluded  for purposes of  determining  if we satisfy  this test.  Second,  each taxable  year we must  derive at least 95% of our gross  income  from these real property investments,  dividends, interest and gain from the sale or disposition of stock or securities,  or from any combination of the foregoing.  Gross income from  prohibited  transactions  is excluded  for purposes of  determining  if we satisfy this test.

     The term  "interest"  generally  does not  include  any amount  received or accrued,  directly or indirectly,  if the determination of the amount depends in whole or in part on the  income or  profits of any  person.  However,  an amount received  or accrued  generally  will not be excluded  from the term  "interest"
solely by reason of being based on a fixed percentage or percentages of receipts or sales.  Rents we  receive  will  qualify  as "rents  from real  property"  in satisfying  the gross income  requirements  for a REIT  described  above only if several conditions are met.

     First,  the  amount  of rent  must  not be based in whole or in part on the income or  profits  of any  person.  However,  an  amount  received  or  accrued generally will not be excluded from the term "rents from real  property"  solely by reason of being based on a fixed  percentage  or  percentages  of receipts or sales.

     Second, the Code provides that rents received from a "related party tenant"
will not qualify as "rents from real  property" in  satisfying  the gross income tests.  A  related  party  tenant  is a  tenant  of Home  Properties  that  Home
Properties,  or one or more actual or constructive owners of 10% or more of Home
Properties,  actually or constructively own in the aggregate 10% or more of such tenant.  For taxable years after December 31, 2000, Home Properties will be able to lease its properties to a taxable REIT subsidiary and the rents received from that subsidiary  will not be disqualified  from being "rents from real property"
by reason of Home  Properties'  ownership  interest in the subsidiary so long as the  property  is  operated  on  behalf of the  taxable  REIT  subsidiary  by an
"eligible independent contractor."

     Third, if rent attributable to personal property, leased in connection with a lease of real  property,  is greater than 15% of the total rent received under the lease,  then the portion of rent  attributable to personal property will not qualify as "rents from real property."

     Finally,  for rents received to qualify as "rents from real property," Home
Properties  is  allowed  only to  provide  services  that are both  "usually  or customarily  rendered" in  connection  with the rental of real  property and not otherwise  considered "rendered to the occupant." Income received from any other services will be treated as  "impermissible  tenant  service  income" unless the services are provided through an independent  contractor that bears the expenses of providing  the services and from whom Home  Properties  derives no revenue or through a taxable REIT subsidiary,  subject to specified limitations. The amount of impermissible tenant service income is deemed to be the greater of the amount actually  received  by the  REIT  or 150% of  Home  Properties'  direct  cost of providing the service. If the impermissible  tenant service income exceeds 1% of
Home  Properties'  total  income from  income  from a property,  then all of the income from that property will fail to qualify as rents from real  property.  If the total amount of impermissible tenant service income from a property does not exceed 1% of Home Properties'  total income from that property,  the income will not cause the rent paid by tenants of that  property to fail to qualify as rents from real property,  but the impermissible tenant service income itself will not qualify as rents from real property.

     We believe that Home Properties'  real estate  investments will continue to give rise to income  that will  enable it to  satisfy  all of the  income  tests described above.  Substantially  all of Home Properties'  income will be derived from its interest in the Operating  Partnership,  which will, for the most part, qualify as "rents from real  property" for purposes of the 75% and the 95% gross income tests. We generally do not and do not intend to:

     -    charge rent for any property  that is based in whole or in part on the income or profits of any person,  except by reason of being based on a percentage of receipts or sales, as described above;

     -    rent any property to a related  party  tenant  (except for leases to a taxable REIT subsidiary);

     -    derive rental income  attributable  to personal  property,  other than personal  property  leased  in  connection  with  the  lease  of  real property,  the  amount  of which is less  than 15% of the  total  rent received under the lease; or

     -    perform  services  (other than services that are "usual or customary")
          considered to be rendered to the occupant of the property,  other than through an  independent  contractor  from whom we derive no revenue or through a taxable REIT subsidiary.

     Notwithstanding  the foregoing,  we may have taken and may continue to take the actions set forth above to the extent these  actions will not,  based on the advice of our tax counsel, jeopardize our status as a REIT.

     Home  Properties  may receive  certain  types of income with respect to the properties  it owns that will not qualify for the 75% or 95% gross  income test.
In  addition,   dividends  on  Home  Properties'  stock  in  any  non-controlled subsidiaries or taxable REIT  subsidiaries  will not qualify under the 75% gross income test. Home Properties  believes,  however,  that the aggregate  amount of such fees and other  non-qualifying  income in any  taxable  year will not cause
Home Properties to exceed the limits on non-qualifying  income under the 75% and
95% income tests.

     If we fail to satisfy one or both of the 75% or 95% gross  income tests for any taxable year, we may  nevertheless  qualify as a REIT for the year if we are entitled to relief under  specific  provisions  of the Code.  Generally,  we may avail ourselves of the relief provisions if: (i) our failure to meet these tests was due to reasonable cause and not due to willful  neglect,  and (ii) following our  identification  of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross  income for  purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations to be issued.

     It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  For example,  if we fail to  satisfy  the  gross  income  tests  because  non-qualifying  income  that we intentionally  incur exceeds the limits on non-qualifying  income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

     If  these  relief   provisions  do  not  apply  to  a  particular   set  of
circumstances, we will not qualify as a REIT. As discussed above in "Taxation of
Home Properties  -General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to the amount by which we fail to satisfy the  particular  gross income test. We may not always be able to  maintain  compliance  with the gross  income  tests  for REIT  qualification despite our periodic monitoring of our income.

     Prohibited  Transaction  Income. Any gain realized by us on the sale of any property  held as  inventory  or  other  property  held  primarily  for  sale to customers in the ordinary  course of business,  including  our share of any such gain  realized by the  Operating  Partnership,  will be treated as income from a prohibited  transaction  that is subject to a 100% penalty tax. This  prohibited transaction  income may also adversely  effect our ability to satisfy the income tests for  qualification as a REIT. Under existing law, whether property is held as  inventory or  primarily  for sale to  customers in the ordinary  course of a trade or  business  is a  question  of fact  that  depends  on all the facts and circumstances surrounding the particular transaction.

     The Operating  Partnership  intends to hold the  properties  for investment with a view to long- term appreciation,  to engage in the business of acquiring, developing, owning, and operating its properties and to make occasional sales of the properties as are  consistent  with the Operating  Partnership's  investment objectives.  However,  the IRS may  contend  that one or more of these  sales is subject to the 100% penalty tax. No assurance  can be given that any property we sell will not be treated as property held for sale to customers,  or that we can comply with certain  safe-harbor  provisions  of the Code that would prevent the imposition of the 100% penalty tax.

     Asset Tests. At the close of each quarter of our taxable year, we also must satisfy six tests relating to the nature and diversification of our assets.

     First, at least 75% of the value of our total assets must be represented by real  estate  assets,  cash,  cash items and U.S.  government  securities.  Home
Properties' real estate assets include, for purposes of this test, its allocable share  of real  estate  assets  held by the  partnerships  in  which  it owns an interest and the non-corporate  subsidiaries of those  partnerships,  as well as stock or debt  instruments held for one year or less that are purchased with the proceeds  of an offering  of shares or  long-term  (at least five years) debt of
Home Properties.

     Second,  not more  than  25% of our  total  assets  may be  represented  by securities, other than those securities includable in the 75% asset test.

     Third,  except for investments in REITs,  qualified REIT  subsidiaries  and taxable REIT  subsidiaries,  the value of any one issuer's  securities  owned by
Home Properties may not exceed 5% of the value of Home Properties' total assets.

     Fourth,  except for investments in REITs,  qualified REIT  subsidiaries and taxable REIT subsidiaries,  Home Properties may not own more than 10% of any one issuer's outstanding voting securities.

     Fifth,  except  for  investments  in REITs,  qualified  REIT  subsidiaries, taxable REIT subsidiaries  "straight debt" having specified  characteristics and to certain other securities  described  below,  Home Properties may not own more than 10% of the total value of the outstanding securities of any one issuer.

     Sixth, not more than 20% of the value of Home Properties'  total assets may be represented by the securities of one or more taxable REIT subsidiaries.

     Certain  relief  provisions  are  available  to REITs to satisfy  the asset
requirements,   or  to  maintain  REIT  qualification   notwithstanding  certain
violations of the asset and other requirements. One such provision allows a REIT which  fails  one or more  of the  asset  requirements  (other  than de  minimis violations  of the 5% and 10% asset tests as  described  below) to  nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure,  (b) the failure is due to reasonable  cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure  multiplied  by the  highest  applicable  corporate  tax rate
(currently  35%),  and (d) the REIT either  disposes  of the assets  causing the failure within 6 months after the last day of the quarter in which it identifies the failure,  or otherwise  satisfies the relevant  asset tests within that time frame.

     In the case of de minimis  violations of the 10% and 5% asset tests, a REIT may  maintain  its  qualification  if (a) the value of the  assets  causing  the violation  do not  exceed  the  lesser of 1% of the  REIT's  total  assets,  and
$10,000,000,  and (b) the REIT either disposes of the assets causing the failure within 6 months  after the last day of the  quarter in which it  identifies  the failure, or the relevant tests are otherwise satisfied within that time frame.

     Certain  securities  will  not  cause a  violation  of the 10%  value  test described above. Such securities include  instruments that constitute  "straight debt," which includes securities having certain contingency features. A security will not qualify as "straight  debt" where a REIT (or a controlled  taxable REIT subsidiary  of the REIT) owns other  securities  of the issuer of that  security which do not  qualify  as  straight  debt,  unless  the  value  of  those  other securities constitute,  in the aggregate,  1% or less of the total value of that issuer's  outstanding  securities.  In addition to straight debt,  certain other securities will not violate the 10% value test. Such securities  include (a) any loan made to an individual or an estate,  (b) certain rental agreements in which one or more payments are to be made in subsequent  years (other than  agreements between a REIT and certain persons  related to the REIT),  (c) any obligation to pay rents from real property,  (d) securities  issued by  governmental  entities that are not  dependent in whole or in part on the profits of (or payments  made
by) a non-governmental  entity, (e) any security issued by another REIT, and (f)
any debt instrument issued by a partnership if the partnership's  income is of a nature that it would  satisfy the 75% gross  income test  described  above under
"--Income  Tests." In applying  the 10% value test, a debt  security  issued by a partnership  is not taken into  account  to the  extent,  if any,  of the REIT's proportionate equity interest in that partnership.

     As previously discussed, Home Properties is deemed to own its proportionate share of the  assets  of a  partnership  in which  it is a  partner  so that the partnership interest, itself, is not a security for purposes of this asset test.

     We believe that our holdings of assets comply, and will continue to comply, with the foregoing REIT asset requirements,  and we intend to monitor compliance on an ongoing basis. No independent  appraisals have been obtained,  however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities.  We do not intend to seek an IRS ruling as to the  classification  of our  properties  for  purposes of the REIT asset  tests.
Accordingly,  there can be no  assurance  that the IRS will not contend that our assets or our interest in other  securities  cause a violation of the REIT asset requirements.

     After  initially  meeting the asset tests at the close of any  quarter,  we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter  solely by reason of changes in asset values.  If we fail to satisfy  the asset  tests  because we acquire  additional  securities  of the
Management  Companies or other  securities or other  property  during a quarter, including an increase in our interests in the Operating Partnership, we can cure this failure by disposing of  sufficient  non-qualifying  assets  within 30 days after  the  close of that  quarter.  We have  maintained  and will  continue  to maintain  adequate records of the value of our assets to ensure  compliance with the asset  tests and to take such  other  actions  within  the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure  noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

     Annual Distribution Requirements.  To maintain our qualification as a REIT, we are required to distribute dividends,  other than capital gain dividends,  to our stockholders in an amount at least equal to:

     -    the sum of:

          o    90% of our "REIT taxable income,"  computed without regard to the dividends paid deduction and our net capital gain, and

          o    90% of the  after  tax  net  income,  if  any,  from  foreclosure property;

     -    minus:

          o    the sum of specified items of noncash income.

     These  distributions must be paid in the taxable year to which they relate, or in the following  taxable year if they are declared before we timely file our tax  return for such year and if paid on or before  the first  regular  dividend payment after such  declaration.  These  distributions are taxable to holders of common stock and convertible preferred stock, other than tax-exempt entities, as discussed  below,  in the  year in  which  paid.  This is so even  though  these distributions  relate to the prior  year for  purposes  of our 90%  distribution requirement.  The  amount  distributed  must not be  preferential  (e.g.,  every shareholder  of the  class  of stock to  which a  distribution  is made  must be treated the same as every other shareholder of that class, and no class of stock may be  treated  otherwise  than in  accordance  with its  dividend  rights as a class).

     To the extent  that we do not  distribute  all of our net  capital  gain or distribute at least 90%, but less than 100%,  of our "REIT  taxable  income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate  tax  rates.  We have  made and  intend to make  timely  distributions sufficient to satisfy these annual distribution requirements. We expect that our
REIT  taxable  income  will be less than our cash flow due to the  allowance  of depreciation  and other  non-cash  charges in  computing  REIT  taxable  income.
Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. In this regard, the Partnership Agreement of the Operating  Partnership  authorizes
Home Properties,  as general partner,  to take such steps as may be necessary to cause  the  Operating  Partnership  to  distribute  to its  partners  an  amount sufficient to permit Home  Properties to meet these  distribution  requirements.
However,  from time to time,  we may not have  sufficient  cash or other  liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses,  and the inclusion of income and deduction of expenses in arriving at our taxable income.
If  these  timing   differences   occur,  in  order  to  meet  the  distribution
requirements,  we may need to arrange for  short-term,  or  possibly  long-term, borrowings  or need to pay  dividends  in the form of taxable  stock  dividends.
Under specific circumstances identified in the Code, we may be able to rectify a failure to meet the  distribution  requirement for a year by paying  "deficiency dividends"  to  stockholders  in a later  year,  which  may be  included  in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends.  However, we will be required  to pay  interest  based  upon the  amount of any  deduction  taken for deficiency dividends.

     Furthermore,  we would be  subject  to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute  during each  calendar  year,  or in the case of  distributions  with declaration  and record  dates  falling in the last three months of the calendar year, by the end of January  immediately  following  such year, at least the sum of:

     -    85% of our REIT ordinary income for such year,

     -    95% of our REIT capital gain income for the year,

     -    and any undistributed taxable income from prior periods.

     Any REIT  taxable  income and net capital  gain on which this excise tax is imposed  for any year is treated as an amount  distributed  during that year for purposes of calculating such tax.

Failure To Qualify

     If we fail to qualify for taxation as a REIT in any taxable  year,  and the relief  provisions  do not  apply,  we will be  subject  to tax,  including  any applicable  alternative  minimum tax, on our taxable income at regular corporate rates.  Distributions  to  stockholders  in any year in which we fail to qualify will not be  deductible  by us and we will not be  required  to  distribute  any amounts to our stockholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders.

     In  addition,  if we  fail  to  qualify  as a REIT,  all  distributions  to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits,  and subject to limitations  identified in the
Code,  corporate  distributees  may  be  eligible  for  the  dividends  received deduction.  Unless entitled to relief under specific  statutory  provisions,  we will also be ineligible  to be taxed as a REIT for the four tax years  following the year during  which we lost our  qualification.  It is not  possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation Of Taxable U.S. Stockholders

     As used  below,  the term  "U.S.  stockholder"  means a holder of shares of common stock who, for United States federal income tax purposes: is a citizen or resident of the United States;  is a corporation,  partnership,  or other entity created or organized  in or under the laws of the United  States or of any state thereof or in the District of Columbia,  unless,  in the case of a  partnership,
Treasury  Regulations  provide  otherwise;  is an estate  the income of which is subject to United States federal income taxation regardless of its source; or is a trust whose  administration is subject to the primary  supervision of a United
States  court and  which  has one or more  United  States  persons  who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations,  some trusts in existence on August 20, 1996,  and treated as United States  persons prior to this date that elect to continue  to be treated as United  States  persons,  are also considered U.S. stockholders.

     Distributions Generally. As long as we qualify as a REIT, distributions out of our current or  accumulated  earnings  and  profits,  other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S.
stockholders as ordinary income.  These  distributions  will not be eligible for the  dividends-received  deduction  in the  case of U.S.  stockholders  that are corporations. To the extent that we make distributions,  other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits,  these  distributions  will be treated  first as a  tax-free  return of capital to each U.S. stockholder.  This treatment will reduce the adjusted basis which each U.S.  stockholder  has in his shares of stock for tax purposes by the amount of the distribution.  This reduction will not, however, reduce a holder's adjusted  basis  below  zero.  Distributions  in excess of a U.S.  stockholder's adjusted basis in his shares will be taxable as capital gain,  provided that the shares have been held as a capital asset. In addition,  these distributions will be taxable as long-term  capital gain if the shares have been held for more than one year.

     Dividends that we declare in October, November, or December of any year and that are payable to a stockholder  of record on a specified date in any of these months  shall be treated as both paid by us and received by the  stockholder  on
December 31  of that year,  provided we actually  pay the  dividend on or before
January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

     Capital Gain  Distributions.  Distributions  that we properly  designate as capital gain dividends  will be taxable to U.S.  stockholders  as gains,  to the extent that they do not exceed our actual net capital gain for the taxable year, from the sale or  disposition  of a capital  asset.  Capital gain  dividends are taxed to U.S.  stockholders as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period the stockholder  has held its shares.  If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating  the amount that will be taxable to the  stockholder as capital gain.
U.S. stockholders that are corporations may, however, be required to treat up to
20% of some capital gain dividends as ordinary income.

     Passive Activity Losses and Investment Interest Limitations.  Distributions
we make and gain arising from the sale or exchange by a U.S.  stockholder of our shares  will not be  treated  as  passive  activity  income.  As a result,  U.S.
stockholders  generally will not be able to apply any "passive  losses"  against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest  limitation.  Gain arising from the sale or other  disposition  of our shares,  however,  will not be treated as  investment income under some circumstances.

     Retention of Net Long-Term  Capital Gains.  We may elect to retain,  rather than distribute as a capital gain dividend,  our net long-term capital gains. If we make this  election,  we would pay tax on our retained net long-term  capital gains. In addition,  to the extent we designate,  a U.S.  stockholder  generally would:  include its proportionate  share of our undistributed  long-term capital gains in computing  its  long-term  capital  gains in its return for its taxable year in which the last day of our taxable year falls subject to  limitations  as to the amount that is  includable;  be deemed to have paid the capital gains tax imposed  on us on the  designated  amounts  included  in the U.S.  stockholder's long-term capital gains; receive a credit or refund for the amount of tax deemed paid by it;  increase the adjusted  basis of its common stock by the  difference between the amount of  includable  gains and the tax deemed to have been paid by it; and in the case of a U.S.  stockholder that is a corporation,  appropriately adjust its  earnings and profits for the retained  capital  gains in  accordance with Treasury Regulations to be prescribed by the IRS.

Dispositions Of Common Stock

     Generally,  gain or loss realized by a shareholder  upon the sale of common shares (including  redemptions of common shares which are treated as sales) will be  reportable  as  capital  gain or loss.  Such gain or loss will be treated as long-term  capital  gain or loss if the  shares  have been held for more than 12 months and as  short-term  capital gain or loss if the shares have been held for
12 months or less. If a shareholder  receives a long-term  capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term  capital  loss to the extent of the corresponding long-term capital gain dividend received.

     If an investor recognizes a loss upon a subsequent disposition of our stock in an amount  that  exceeds a  prescribed  threshold,  it is  possible  that the provisions  of  recently  adopted  Treasury  regulations  involving  "reportable transactions"  could apply, with a resulting  requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly and apply to transactions that would not typically be considered  tax  shelters.  In addition  significant penalties are imposed by the Code for failure to comply with these requirements.
You  should  consult  your  tax  advisor  concerning  any  possible   disclosure
obligation  with  respect  to  the  receipt  or  disposition  of our  stock,  or transactions  that might be undertaken  directly or indirectly by us.  Moreover, you should be aware that we and other participants in the transactions involving
us  (including   their  advisors)  might  be  subject  to  disclosure  or  other requirements pursuant to these regulations.

Backup Withholding

     We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld.  Under the backup withholding  rules,  a stockholder  may be subject to backup  withholding at the rate of 28% with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or  provides  a  taxpayer  identification  number,  certifies  as to no  loss of exemption  from backup  withholding,  and  otherwise  complies  with  applicable requirements of the backup withholding  rules. A U.S.  stockholder that does not provide us with his correct taxpayer  identification  number may also be subject to penalties  imposed by the IRS. Any amount paid as backup  withholding will be creditable against the stockholder's income tax liability.  In addition,  we may be  required  to  withhold  a  portion  of  capital  gain  distributions  to any stockholders  who fail to certify  their  non-foreign  status.  See "Taxation of
Non-U.S. Stockholders."

Taxation Of Tax-Exempt Stockholders

     The IRS has ruled that amounts distributed as dividends by a qualified REIT do  not  constitute  unrelated  business  taxable  income  when  received  by  a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder, except tax-exempt shareholders described below, has not held its shares as "debt financed  property"  within  the  meaning  of the  Code and the  shares  are not otherwise  used in a trade  or  business,  dividend  income  from us will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute  unrelated  business  taxable income unless a tax-exempt  shareholder has held its shares as "debt financed property"
within the meaning of the Code or has used the shares in its trade or business.

     For  tax-exempt  shareholders  which are social clubs,  voluntary  employee benefit  associations,  supplemental  unemployment benefit trusts, and qualified group legal services  plans exempt from federal  income  taxation under the Code
Section 501(c)(7),  (c)(9),  (c)(17) and (c)(20),  respectively,  income from an investment  in our shares will  constitute  unrelated  business  taxable  income unless the  organization  is able to properly deduct amounts set aside or placed in reserve for  certain  purposes  so as to offset the income  generated  by its investment in our shares.  These prospective  investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above,  however, the Omnibus Budget  Reconciliation Act of 1993 provides that,  effective for taxable years beginning in 1994, a portion of the  dividends  paid by a "pension  held REIT" shall be treated as  unrelated business taxable income as to any trust which: is described in Section 401(a) of the Code; is tax-exempt  under  Section 501(a)  of the Code; and holds more than
10%, by value,  of the  interests in a REIT.  Tax-exempt  pension funds that are described  in  Section 401(a)  of the Code are  referred to below as  "qualified trusts." A REIT is a "pension  held REIT" if: it would not have  qualified  as a
REIT but for the fact that  Section 856(h)(3)  of the Code  provides  that stock owned by  qualified  trusts  shall be treated,  for purposes of the "not closely held"  requirement,  as owned by the beneficiaries of the trust,  rather than by the trust itself;  and either at least one such qualified  trust holds more than
25%, by value, of the interests in a REIT, or one or more such qualified trusts, each of which owns more than 10%, by value, of the interests in a REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

     The percentage of any REIT dividend  treated as unrelated  business taxable income is equal to the ratio of: the unrelated business taxable income earned by
Home  Properties,  treating Home  Properties as if it were a qualified trust and therefore  subject to tax on unrelated  business  taxable  income,  to the total gross  income of Home  Properties.  A de  minimis  exception  applies  where the percentage  is less than 5% for any year.  The  provisions  requiring  qualified trusts to treat a portion of REIT  distributions  as unrelated  business taxable income will not apply if Home  Properties  is able to satisfy  the "not  closely held" requirement without relying upon the "look-through" exception with respect to  qualified  trusts.  As a  result  of the  limitations  on the  transfer  and ownership of stock contained in our articles of incorporation, we are not and do not expect to be classified as a "pension held REIT."

Taxation Of Non-U.S. Stockholders

     When we use the term "non-U.S.  stockholders," we mean holders of shares of common  stock that are  nonresident  alien  individuals,  foreign  corporations, foreign  partnerships or foreign estates or trusts.  The rules governing  United
States  federal  income  taxation of the ownership and  disposition  of stock by persons that are non-U.S.  stockholders are complex.  No attempt is made in this prospectus  to provide more than a brief  summary of these  rules.  Accordingly, this discussion does not address all aspects of United States federal income tax and does not  address  state,  local or  foreign  tax  consequences  that may be relevant to a non-U.S. stockholder in light of its particular circumstances.  In addition,  this  discussion is based on current law, which is subject to change, and  assumes  that we qualify  for  taxation  as a REIT.  Prospective  non- U.S.
stockholders  should consult with their own tax advisers to determine the impact of  federal,  state,  local  and  foreign  income  tax laws  with  regard  to an investment in stock, including any reporting requirements.

     Distributions.  If we make a distribution  that is not attributable to gain from the sale or exchange of United  States real  property  interests and is not designated as capital gains dividends,  then the distribution will be treated as dividends  of  ordinary  income  to the  extent  it is made  out of  current  or accumulated earnings and profits. These distributions ordinarily will be subject to  withholding  of United States  federal  income tax on a gross basis at a 30%
rate or such lower rate as may be specified by an applicable  income tax treaty.
However, if the dividends are treated as effectively  connected with the conduct by the non-U.S.  stockholder  of a United  States  trade or  business,  or if an income  tax  treaty  applies,  as  attributable  to a  United  States  permanent establishment of the non-U.S.  stockholder, the dividends will be subject to tax on a net basis at graduated  rates, in the same manner as domestic  stockholders are taxed with  respect  to such  dividends  and are  generally  not  subject to withholding.  Such income must generally be reported on a U.S. income tax return filed  by or on  behalf  of the  non-U.S.  stockholder  and any  such  dividends received by a non-U.S.  stockholder that is a corporation may also be subject to an  additional  branch  profits  tax at a 30% rate or such  lower rate as may be specified  by an  applicable  income  tax  treaty.  Under some  treaties,  lower withholding  rates  generally  applicable to dividends do not apply to dividends from a REIT.  Certification and disclosure  requirements must be satisfied to be exempt from  withholding  under the effectively  connected  income and permanent establishment  exemptions  discussed above. Home Properties  expects to withhold
U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be)  capital  gain  dividends,  made to a non-U.S.  stockholder unless:

     -    a lower treaty rate applies and the non-U.S.  stockholder files an IRS
          Form W-8BEN  evidencing  eligibility  for that  reduced rate with Home
          Properties; or

     -    the non-U.S. stockholder files an IRS Form W-8ECI with Home Properties claiming that the distribution is effectively connected income.

     Distributions we make in excess of our current or accumulated  earnings and profits will not be taxable to a non-U.S. stockholder to the extent that they do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such stock. To the extent that these distributions  exceed the adjusted  basis of a non-U.S.  stockholder's  stock,  they will give rise to gain from the sale or exchange of his stock.  The tax  treatment of this gain is described  below.  If our stock  constitutes  a  "United  States  real  property interest"  under  the  Foreign  Investment  in  Real  Property  Tax  Act of 1980
("FIRPTA"),  Home  Properties  will be  required to withhold at least 10% of any distribution  in excess of its current and  accumulated  earnings  and  profits.
However, a non-U.S. stockholder may seek a refund of these amounts.

     Distributions  to a non-U.S.  stockholder  that we designate at the time of distribution  as capital  gains  dividends,  other than those  arising  from the disposition of a "United States real property  interest,"  generally will not be subject to United States  federal  income  taxation,  unless:  investment in the stock is  effectively  connected with the non-U.S.  stockholder's  United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to such gain, except that a stockholder that is a foreign  corporation may also be subject to the 30% branch profits tax, as discussed  above;  or the non-U.S.  stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable  year and has a "tax home" in the United  States,  in which case the nonresident  alien  individual will be subject to a 30% tax on the  individual's capital gains.

     Distributions to a non-U.S.  stockholder that are attributable to gain from our sale or exchange of United  States real  property  interests  will cause the non-  U.S.  stockholder  to be  treated  as  recognizing  this  gain  as  income
effectively  connected  with  a  United  States  trade  or  business.   Non-U.S.
stockholders  would  thus  generally  be taxed at the same rates  applicable  to domestic stockholders,  subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S.  stockholder  that is a  corporation,  as discussed above. We are required to withhold 35% of any such distribution.  That amount is creditable  against the non-U.S.  stockholder's  United States federal income tax liability. We or any nominee (e.g., a broker holding shares in street name)  may  rely  on  a  certificate  of  non-foreign  status  on  Form  W-9  or substantially similar form to determine whether withholding is required on gains realized  from the  disposition  of United  States real  property  interests.  A domestic  person  who  holds  shares of  common  stock on  behalf of a  non-U.S.
stockholder will bear the burden of withholding,  provided that we have properly designated the appropriate portion of a distribution as a capital gain dividend.

     Sale of Stock.  If you are a non-U.S.  stockholder  and you recognize  gain upon the sale or exchange  of shares of stock,  the gain  generally  will not be subject to United States taxation unless the stock  constitutes a "United States real property  interest" within the meaning of FIRPTA. If we are a "domestically controlled  REIT,"  then the stock will not  constitute  a "United  States  real property interest." A  "domestically-controlled  REIT" is a REIT in which at all times during a specified  testing  period less than 50% in value of its stock is held  directly or  indirectly  by non-U.S.  stockholders.  Because our shares of stock are publicly traded, there is no assurance that we are or will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, if you are a
non-U.S.  stockholder and you recognize gain upon the sale or exchange of shares of stock and the gain is not  subject  to  FIRPTA,  the gain will be  subject to
United States taxation if: your investment in the stock is effectively connected with a United  States trade or business,  or, if an income  treaty  applies,  is
attributable  to  a  United  States  permanent  establishment;   or  you  are  a
nonresident alien individual who is present in the United States for 183 days or more during the taxable year and you have a "tax home" in the United States.  In this case, a nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

     If we are not or cease to be a "domestically-controlled  REIT" whether gain arising from the sale or exchange by a non-U.S.  stockholder  of shares of stock would be subject to United States  taxation  under FIRPTA as a sale of a "United
States real property  interest" will depend on whether the shares are "regularly traded,"  as defined  by  applicable  Treasury  Regulations,  on an  established securities market and on the size of the selling non-U.S. stockholder's interest in our shares.  If gain on the sale or exchange of shares of stock were  subject to taxation under FIRPTA,  the non-U.S.  stockholder would be subject to regular
United States  income tax on this gain in the same manner as a U.S.  stockholder and the  purchaser  of the stock would be required to withhold  and remit to the
IRS 10% of the purchase price. In addition in this case, non- U.S.  stockholders would be subject to any applicable  alternative  minimum tax,  nonresident alien individuals  may be subject to a special  alternative  minimum  tax and  foreign corporations may be subject to the 30% branch profits tax.

     Backup  Withholding Tax and Information  Reporting.  Backup withholding tax generally  is a  withholding  tax  imposed  at the  rate  of  28% on  reportable payments,  as  defined in  Section 3406  of the Code,  to  persons  that fail to furnish the required  information under the United States information  reporting requirements.  Backup  withholding tax and information  reporting will generally not apply to  distributions  paid to  non-U.S.  stockholders  outside the United
States that are treated as: dividends  subject to the 30%, or lower treaty rate, withholding  tax discussed  above;  capital gains  dividends;  or  distributions attributable  to gain from our sale or exchange of United  States real  property interests.  As a general matter,  backup  withholding and information  reporting will not apply to a payment of the  proceeds  of a sale of stock by or through a foreign  office of a  foreign  broker.  Information  reporting,  but not  backup withholding,  will  apply,  however,  to a payment of the  proceeds of a sale of stock by a foreign office of a broker that: is a United States  person;  derives
50% or more of its gross income for specific periods from the conduct of a trade or business in the United States; or is a "controlled  foreign  corporation" for
United States tax purposes.  Information  reporting will not apply if the broker has  documentary  evidence  in  its  records  that  the  holder  is  a  non-U.S.
stockholder  and  other  conditions  are  met,  or  the  stockholder   otherwise
establishes  an  exemption.  Payment to or through a United  States  office of a broker of the  proceeds of sale of stocks is subject to both backup  withholding and information  reporting  unless the stockholder  certifies under penalties of perjury that the stockholder is a non-U.S. stockholder, or otherwise establishes an exemption. A non-U.S. stockholder may obtain a refund of any amounts withheld under the backup  withholding  rules by filing the appropriate  claim for refund with the IRS.

Tax Aspects Of The Operating Partnership

     General.  Substantially  all of our  investments  will be  held  indirectly through the Operating Partnership.  In general,  partnerships are "pass-through"
entities  which are not subject to federal  income  tax.  Rather,  partners  are allocated  their  proportionate  shares  of the  items of  income,  gain,  loss, deduction  and  credit of a  partnership,  and are  potentially  subject  to tax thereon,  without regard to whether the partners receive a distribution from the partnership.  We will  include  in our  income  our  proportionate  share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income.  Moreover,  for purposes of the REIT asset  tests,  we will  include  our  proportionate  share of assets held by the
Operating Partnership. See "Taxation of Home Properties."

     Entity  Classification.  Our interests in the Operating Partnership involve special tax considerations,  including the possibility of a challenge by the IRS of the status of the Operating  Partnership as a  partnership,  as opposed to an association  taxable as a corporation,  for federal income tax purposes.  If the
Operating  Partnership were treated as an association,  it would be taxable as a corporation  and therefore be subject to an entity-level  tax on its income.  In such a  situation,  the  character of our assets and items of gross income would change and preclude us from  satisfying  the asset tests and possibly the income tests (see  "Taxation of Home  Properties  - Asset Tests" and "-Income  Tests").
This, in turn, could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See
"Taxation of Home Properties - Failure to Qualify" above for a discussion of the effect of our failure to meet these tests for a taxable  year.  In  addition,  a change in the Operating  Partnership's  status for tax purposes might be treated as a taxable  event.  If so, we might incur a tax liability  without any related cash distributions.

     Treasury  Regulations  that  apply  for tax  period  beginning  on or after
January 1,  1997,  provide that an "eligible  entity" may elect to be taxed as a partnership  for federal income tax purposes.  An eligible  entity is a domestic business entity not otherwise classified as a corporation and which has at least two members.  Unless it elects otherwise,  an eligible entity in existence prior to January 1,  1997,  will have the same  classification  for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition,  an eligible entity which did not exist, or did not claim a classification,  prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The
Operating  Partnership  intends to claim  classification  as a partnership under these regulations.

     Even if the Operating  Partnership is taxable as a partnership  under these
Treasury  Regulations,  it could be treated as a corporation  for federal income tax purposes under the "publicly  traded  partnership"  rules of Section 7704 of the Code. A publicly traded  partnership is a partnership  whose interests trade on an  established  securities  market or are  readily  tradable  on a secondary market,  or the  substantial  equivalent  thereof.  While units of the Operating
Partnership  are not and will not be traded on an  established  trading  market, there is some  risk  that the IRS might  treat  the  units  held by the  limited partners of the Operating  Partnership as readily  tradable  because,  after any applicable holding period,  they may be exchanged for our common stock, which is traded on an established  market. A publicly traded  partnership will be treated as a  corporation  for federal  income tax purposes  unless at least 90% of such partnership's  gross income for a taxable year consists of  "qualifying  income"
under the publicly  traded  partnership  provisions of Section 7704 of the Code.
"Qualifying income" under Section 7704 of the Code includes interest, dividends, real property rents,  gains from the  disposition of real property,  and certain
income  or  gains  from  the  exploitation  of  natural  resources.   Therefore,
qualifying income under  Section 7704 of the Code generally  includes any income that is qualifying  income for purposes of the 95% gross income test  applicable to REITs.  We  anticipate  that the Operating  Partnership  will satisfy the 90%
qualifying  income test under  Section 7704  of the Code and, thus,  will not be taxed as a corporation.

     There is one significant difference,  however, regarding rent received from related party tenants.  For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive  owners of 10% or more of the REIT  actually  or  constructively  own 10% or more of the tenant.  See "Taxation of Home Properties - Income Tests." Under Section 7704 of
the Code,  rent from a tenant is not qualifying  income if a partnership  and/or one or more  actual  or  constructive  owners  of 5% or more of the  partnership actually or constructively own 10% or more of the tenant.

     Accordingly,  we will need to monitor  compliance  with both the REIT rules and the publicly traded  partnership  rules.  The Operating  Partnership has not requested,  nor does it intend to request, a ruling from the IRS that it will be treated as a  partnership  for federal  income tax  purposes.  In the opinion of
Nixon Peabody LLP, which is based on the provisions of the partnership agreement
of  the  Operating   Partnership   and  on  certain   factual   assumptions  and
representations  of Home  Properties,  the Operating  Partnership  has since its formation  and  will  continue  to be  taxed  as a  partnership  rather  than an association taxable as a corporation. Nixon Peabody LLP's opinion is not binding on the IRS or the courts.

     Tax Allocations with Respect to the Properties. Under Section 704(c) of the
Code,  income,   gain,  loss  and  deduction   attributable  to  appreciated  or
depreciated  property that is  contributed  to a partnership  in exchange for an interest  in the  partnership,  must  be  allocated  in a  manner  so  that  the contributing partner is charged with the "book-tax  difference"  associated with the  property at the time of the  contribution.  The  book-tax  difference  with respect to property that is contributed  to a partnership is generally  equal to the difference between the fair market value of contributed property at the time of  contribution  and the  adjusted  tax  basis of the  property  at the time of contribution.  These  allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal  arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property, including some of the properties.  Moreover, subsequent
to  the  formation  of  the  Operating  Partnership,   additional  persons  have
contributed  appreciated  property to the Operating  Partnership in exchange for interests in the Operating Partnership.

     The  partnership  agreement  requires that these  allocations  be made in a manner consistent with Section 704(c) of the Code. In general,  limited partners of the Operating  Partnership who acquired their limited  partnership  interests through a contribution  of appreciated  property will be allocated  depreciation deductions  for tax purposes which are lower than these  deductions  would be if determined on a pro rata basis. In addition,  in the event of the disposition of any of the  contributed  assets  which  have a  book-tax  difference  all income attributable  to the  book-tax  difference  will  generally  be allocated to the limited  partners  who  contributed  the  property,  and we  will  generally  be allocated only our share of capital gains attributable to appreciation,  if any, occurring after the time of contribution to the Operating Partnership. This will tend to  eliminate  the  book-tax  difference  over  the  life of the  Operating
Partnership.  However,  the special  allocation rules of  Section 704(c)  do not always  entirely  eliminate  the book-tax  difference on an annual basis or with respect to a specific  taxable  transaction  such as a sale. Thus, the carryover basis of the  contributed  assets in the hands of the Operating  Partnership may cause us to be allocated lower  depreciation and other  deductions.  Possibly we could be allocated  an amount of taxable  income in the event of a sale of these contributed assets in excess of the economic or book income allocated to us as a result of the sale.  This may cause us to recognize  taxable income in excess of cash proceeds,  which might adversely affect our ability to comply with the REIT
distribution   requirements.   See   "Taxation  of  Home   Properties  -  Annual
Distribution Requirements."

     Basis in the Operating Partnership Interest.  The adjusted tax basis in our interest in the Operating  Partnership generally will be equal to: the amount of cash  and the  basis  of any  other  property  we  contribute  to the  Operating
Partnership,  increased by our allocable  share of the  Operating  Partnership's income and our allocable share of indebtedness of the Operating Partnership, and reduced,  but not below zero, by our allocable  share of losses  suffered by the
Operating  Partnership,  the amount of cash  distributed to us and  constructive distributions  resulting  from a reduction in our share of  indebtedness  of the
Operating  Partnership.  If the  allocation  of our  distributive  share  of the
Operating  Partnership's  loss exceeds the adjusted tax basis of our partnership interest in the Operating Partnership,  the recognition of this excess loss will be deferred until such time and to the extent that we have adjusted tax basis in our interest in the Operating  Partnership.  We will recognize taxable income to the extent that the Operating  Partnership's  distributions,  or any decrease in our share of the indebtedness of the Operating Partnership, exceeds our adjusted tax  basis  in  the  Operating  Partnership.  A  decrease  in our  share  of the indebtedness of the Operating Partnership is considered a cash distribution.

     Sale of Partnership Property. Generally, any gain realized by a partnership on the sale of property held by the  partnership  for more than one year will be long-term  capital gain,  except for any portion of such gain that is treated as depreciation or cost recovery recapture.  However,  under the REIT Requirements,
Home  Properties'  share as a  partner  of any gain  realized  by the  Operating
Partnership on the sale of any property held as inventory or other property held primarily  for sale to customers  in the ordinary  course of a trade or business will be treated as income  from a  prohibited  transaction  that is subject to a
100% penalty tax. See "Taxation of Home Properties." Such prohibited transaction income will also have an adverse effect upon Home Properties' ability to satisfy the income tests for REIT status.  Under existing law,  whether property is held as  inventory or  primarily  for sale to  customers in the ordinary  course of a trade or  business  is a  question  of fact  that  depends  on all the facts and circumstances with respect to the particular transaction.

                             OTHER TAX CONSEQUENCES

     State and Local Tax  Considerations.  We may be  subject  to state or local taxation in various state or local  jurisdictions,  including  those in which we transact business and our stockholders may be subject to state or local taxation in various state or local  jurisdiction,  including  those in which they reside.
Our state and local tax  treatment  may not  conform to the  federal  income tax consequences  discussed  above. In addition,  your state and local tax treatment may  not  conform  to the  federal  income  tax  consequences  discussed  above.
Consequently,  you should consult your own tax advisors  regarding the effect of state and local tax laws on an investment in our shares.

     Possible  Federal Tax  Developments.  The rules dealing with federal income taxation are  constantly  under review by the IRS, the Treasury  Department  and
Congress.  New federal tax  legislation or other  provisions may be enacted into law or new  interpretations,  rulings or Treasury  Regulations could be adopted,
all  of  which  could  affect  the  taxation  of  Home   Properties  or  of  its
stockholders.  No prediction  can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly  affecting
Home Properties or its stockholders.  Consequently,  the tax treatment described herein may be modified  prospectively or retroactively by legislative,  judicial or administrative action.

                              PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling  shareholders.  Each selling shareholder and any of its transferees who are affiliates, or any of its pledgees,  assignees and successors-in-interest may, from time to time, sell any or all of its shares of common  stock on any stock  exchange,  market or trading facility on which the shares are traded or in private transactions.  These sales may be at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at fixed or negotiated  prices. The shares of common stock  may be  sold  by  the  selling  shareholders  directly  to  one  or  more purchasers,  through  agents  designated  from  time to  time  or to or  through broker-dealers  designated  from time to time. In the event the shares of common stock are  publicly  offered  through  broker-dealers  or  agents,  the  selling shareholders  may enter  into  agreements  with  respect  thereto.  The  selling shareholders  may also transfer,  devise or gift these shares by other means not described in this prospectus.  The selling  shareholders may also use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o    block  trades  in which the  broker-dealer  will  attempt  to sell the shares as agent but may  position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o    broker-dealers  may  agree  with  the  selling  shareholder  to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; or

     o    any other method permitted pursuant to applicable law.

     In connection with the sale of the common stock or interests  therein,  the selling  shareholders may enter into hedging transactions with broker-dealers or other  financial  institutions,  which may in turn  engage in short sales of the common stock in the course of hedging the  positions  they  assume.  The selling
shareholders   may  also  enter   into   option  or  other   transactions   with
broker-dealers  or other  financial  institutions or the creation of one or more derivative  securities which require the delivery to such broker-dealer or other financial  institution of shares offered by this  prospectus,  which shares such broker-dealer  or  other  financial  institution  may  resell  pursuant  to this
prospectus  (as   supplemented  to  reflect  such   transaction).   The  selling
shareholders  may also  engage in short sales  against the box,  puts and calls, loans or pledges and other  transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     Broker-dealers  engaged by the selling  shareholders  may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling  shareholders  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.

     In addition to selling  their  shares  under this  prospectus,  the selling shareholders  also may resell all or a portion  of their  shares in open  market transactions in reliance upon Rule 144 under the Securities  Act,  provided they meet the criteria and conform to the requirements of that rule. In addition, the selling  shareholders  may transfer or assign their shares of common stock other than under this  prospectus  or in reliance  upon Rule 144 under the  Securities
Act, provided the person acquiring the shares agrees to be bound by the terms of the registration  rights agreement  between us and the selling  shareholder,  in which case,  upon  notification  of such  transfer,  we will file, to the extent required,  a supplement to this prospectus  disclosing all required  information and the  transferees  and  assignees  will be the selling  beneficial  owner for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be  "underwriters"  within the meaning of
Section  2(11) of the  Securities  Act in  connection  with such sales.  In such event, any commissions  received by such broker-dealers or agents and any profit on the resale of the shares  purchased by them may be deemed to be  underwriting commissions or discounts  under the Securities  Act. We have agreed to indemnify
the  selling  shareholders   against  certain   liabilities,   and  the  selling
shareholders have agreed to indemnify us against certain liabilities,  including liabilities arising under the Securities Act. The selling shareholders may agree
to  indemnify  any  agent,   dealer  or  broker-dealer   that   participates  in
transactions   involving  sales  of  the  shares  against  certain  liabilities, including liabilities arising under the Securities Act.

     Because  the  selling  shareholders  may be deemed  to be   "underwriters"
within  the  meaning  of  Section  2(11)  of the  Securities  Act,  the  selling shareholders  will be subject to the  prospectus  delivery  requirements  of the
Securities  Act.  The  anti-manipulative  provisions  of  Regulation M under the
Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates.

     The  selling  shareholders  have  advised  us that,  as of the date of this prospectus,  they  have not  entered  into  any  agreements,  understandings  or arrangements with any underwriters or broker-dealers regarding the sale of their securities,  nor is  there an  underwriter  or  coordinating  broker  acting  in connection  with  the  proposed  sale of  shares  by the  selling  shareholders.
However, the selling  shareholders may enter into agreements,  understandings or arrangements  with  underwriters  or broker dealers  regarding the sale of their securities and upon  notification by any selling  shareholder  that any material arrangement  has been entered into with a  broker-dealer  or underwriter for the sale of shares through a block trade, special offering, exchange distribution or secondary  distribution  or a  purchase  by a broker or  dealer,  we will file a supplement to this prospectus, if required, disclosing all required information.

     We have agreed to pay  substantially  all of the  expenses  incident to the registration,  offering  and sale of the  shares to the  public,  excluding  the commissions or discounts of underwriters, broker-dealers or agents.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual,  quarterly and special reports,  proxy statements and other information  with the SEC. You may read and copy  reports,  statements  or other information at the SEC's public reference  facilities in Washington D.C., at 100
F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. Our SEC filings are also available to the public from commercial  document  retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You can also review copies of our SEC filings at the offices of the New York Stock Exchange, Inc., 20 Broad
Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3 to register the securities.  This prospectus is part of that registration  statement and, as permitted by the SEC's rules,  does not contain all the information set forth in the  registration  statement.  For  further  information  you may  refer  to the registration  statement and to the exhibits and  schedules  filed as part of the registration  statement.  You can review and copy the registration statement and its exhibits and schedules at the public reference facilities  maintained by the
SEC as described above. The registration  statement,  including its exhibits and schedules, is also available on the SEC's web site.

     The SEC allows us to  "incorporate  by reference"  the  information we file with it,  which  means  that we can  disclose  important  information  to you by referring you to those documents.  The information  incorporated by reference is considered to be part of this prospectus and the  information  that we file with the SEC later will  automatically  update and  supersede  this  information.  We incorporate  by reference the documents  listed below and any future  filings we make with the SEC under  Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934 (the "Exchange Act"):

     o    Annual Report on Form 10-K for the year ended December 31, 2005 (filed
          March 13, 2006);

     o    Quarterly  Report on Form 10-Q for the  quarters  ended March 31, 2006
          (filed May 8, 2006) and June 30, 2006 (filed August 8, 2006);

     o    Current  Reports on Form 8-K filed  January 6, 2006,  March 27,  2006,
          April 13, 2006, May 10, 2006, June 30, 2006 and September 19, 2006;

     o    Home  Properties  definitive  proxy statement with regards to the 2006
          Annual Meeting of Stockholders filed on March 29, 2006; and

     o    The  description  of the  common  stock set forth in Home  Properties'
          Registration  Statement on Form 8-A,  dated June 8, 1994 including all amendments  and  reports  filed  for  the  purpose  of  updating  that description.

     You may  request  a copy of  these  filings,  at no  cost,  by  writing  or
telephoning  us  at:  Home  Properties,   Inc.,  Attention:  Ann  M.  McCormick,
Secretary, 850 Clinton Square, Rochester, New York 14604; telephone number (585)
546-4900.

                                     EXPERTS

     The financial  statements,  financial  statement schedules and management's assessment of the  effectiveness  of internal  control over financial  reporting
(which is included in  Management's  Report on Internal  Control over  Financial
Reporting) incorporated in this Prospectus by reference to the Current Report on
Form 8-K dated  September 19, 2006 have been so  incorporated in reliance on the
report  of   PricewaterhouseCoopers   LLP,  an  independent   registered  public
accounting  firm, given on the authority of said firm as experts in auditing and accounting.

     The audited historical financial statements of Peppertree Farm and Cinnamon
Run  included  in Home  Properties  Inc.'s  Current  Report  on Form  8-K  dated
April 13,  2006  have  been  so  incorporated  in  reliance  on  the  report  of
PricewaterhouseCoopers  LLP, an independent  registered  public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the securities  offered hereby will be passed upon by Nixon
Peabody LLP,  Rochester,  New York.  Certain  partners of Nixon  Peabody LLP own shares of common stock equal to less than 1% of the equity of Home Properties on a fully  diluted  basis.  Nixon  Peabody LLP has also  provided an opinion  with respect to certain tax matters which form the basis of the discussion  under the heading "Federal Income Tax Considerations."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The  following  table is an itemized  listing of expenses to be incurred by
Home  Properties in connection  with the  registration  and  distribution of the shares of common stock being registered hereby:

SEC Registration Fee.................................      $6,653.00
NYSE Listing Fee.....................................       5,209.00
Legal Fees and Expenses..............................       1,500.00*
Accounting Fees and Expenses.........................       6,000.00*
Miscellaneous........................................       2,000.00*
                                                           ---------
Total................................................      $21,362.00*

*Estimate

Item 15. Indemnification of Directors and Officers

     Our officers and directors are and will be indemnified  under Maryland law,
our  Articles  of  Incorporation  and  the  Partnership   Agreement  ("Operating
Partnership Agreement") of Home Properties, L.P., a New York limited partnership of which we are the general partner,  against certain liabilities.  The Articles of  Incorporation  require us to  indemnify  our  directors  and officers to the fullest extent  permitted from time to time by the laws of Maryland.  The Bylaws contain  provisions  which  implement  the  indemnification  provisions  of  the
Articles of Incorporation.

     The Maryland  General  Corporation  Law ("MGCL")  permits a corporation  to
indemnify  its  directors  and  officers,   among  others,   against  judgments,
penalties,  fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the  proceeding  and was  committed in bad faith or was the result of active and deliberate dishonesty,  or the director or officer actually received an improper personal benefit in money,  property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  No amendment of our Articles of  Incorporation  shall limit or eliminate the right to indemnification provided with respect to acts or omissions  occurring prior to such amendment or repeal.  Maryland law permits us to  provide  indemnification  to an officer  to the same  extent as a  director, although additional  indemnification may be provided if such officer is not also a director.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision  limiting the liability of its directors and officers to the corporation  and its  stockholders  for  money  damages,  subject  to  specified restrictions.  The MGCL does not however,  permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(1) it is proved that the person actually received an improper benefit or profit in money,  property  or  services  (to the  extent  such  benefit  or profit was received) or (2) a judgment or other final  adjudication  adverse to such person is entered in a  proceeding  based on a finding  that the  person's  action,  or failure  to act,  was the  result of active and  deliberate  dishonesty  and was material to the cause of action  adjudicated in the proceeding.  Our Articles of
Incorporation  contain a provision consistent with the MGCL. No amendment of the
Articles of  Incorporation  shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

     The Operating Partnership Agreement also provides for indemnification of us and our officers and directors to the same extent indemnification is provided to officers and directors of Home Properties in its Articles of Incorporation,  and
limits the  liability  of us and our officers  and  directors  to the  Operating
Partnership  and its  partners to the same  extent  liability  of  officers  and directors of Home Properties to Home Properties and its  stockholders is limited under our Articles of Incorporation.

     We have entered into indemnification  agreements with each of our directors and certain of our officers. The indemnification agreements require, among other things, that we indemnify our directors and those officers to the fullest extent permitted  by law,  and  advance  to the  directors  and  officers  all  related expenses,  subject  to  reimbursement  if it  is  subsequently  determined  that indemnification  is not  permitted.  We also  must  indemnify  and  advance  all expenses  incurred by  directors  and officers  seeking to enforce  their rights under the indemnification agreements, and cover directors and officers under our
directors'   and   officers'   liability   insurance.   Although   the  form  of
indemnification  agreement  offers  substantially  the same  scope  of  coverage afforded by provisions in the Articles of  Incorporation  and the Bylaws and the
Operating  Partnership  Agreement  of the  Operating  Partnership,  it  provides greater  assurance  to  directors  and  officers  that  indemnification  will be available,  because,  as a contract,  it cannot be modified  unilaterally in the future by the Board of Directors or by the  stockholders to eliminate the rights it provides. We have purchased insurance under a policy that insures both us and our officers and  directors  against  exposure and  liability  normally  insured against under such policies,  including  exposure on the  indemnities  described above.

Item 16. Exhibits

5.1      Opinion of Nixon Peabody LLP as to legality of Common Stock*
8.1      Opinion of Nixon Peabody LLP as to certain tax matters*
23.1     Consent of Nixon Peabody LLP (included as part of Exhibits 5.1 and 8.1)
23.2     Consent of PricewaterhouseCoopers LLP*
24       Power of Attorney (included on signature page)

* Included with this filing.

Item 17. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may  be  permitted  to  directors,  officers  and  controlling  persons  of  the
Registrant pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     1.   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any  prospectus  required  by section  10(a)(3) of the
               Securities Act of 1933;

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement (or the most recent post-effective  amendment thereof) which,  individually or
               in  the  aggregate,   represent  a  fundamental   change  in  the
               information   set   forth   in   the   registration    statement.
               Notwithstanding the foregoing, any increase or decrease in volume of  securities  offered (if the total dollar value of  securities offered  would not  exceed  that  which was  registered)  and any deviation  from  the low or  high  end of the  estimated  maximum offering  range may be reflected in the form of prospectus  filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the  changes  in volume  and price  represent  no more than a 20%
               change in the maximum  aggregate  offering price set forth in the
               "Calculation  of   Registration   Fee"  table  in  the  effective
               registration statement;

          (iii) To include any material  information with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement  or any  material  change  to such  information  in the registration statement;

     2.   That,  for  the  purpose  of  determining   any  liability  under  the
          Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration  statement  relating to the securities offered  therein,  and the  offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

     3.   To remove from registration by means of a post-effective amendment any of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     4.   That,  for the purpose of determining  liability  under the Securities
          Act of 1933 to any purchaser:

          (A)  Each  prospectus  filed  by  the  registrant   pursuant  to  Rule
               424(b)(3)  shall  be  deemed  to  be  part  of  the  registration statement as of the date the filed  prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus  required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule  430B  relating  to an  offering  made  pursuant  to Rule
               415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the information  required by section 10(a) of the  Securities  Act of
               1933  shall  be  deemed  to  be  part  of  and  included  in  the registration statement as of the earlier of the date such form of prospectus is first used after  effectiveness  or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such  date  shall be  deemed  to be a new  effective  date of the
               registration   statement   relating  to  the  securities  in  the
               registration  statement to which that prospectus relates, and the offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.  Provided,  however, that no statement made in a registration  statement or prospectus that is  part of the  registration  statement  or  made in a  document
               incorporated  or  deemed   incorporated  by  reference  into  the
               registration   statement  or  prospectus  that  is  part  of  the
               registration  statement  will,  as to a purchaser  with a time of contract  of sale  prior to such  effective  date,  supersede  or modify any statement that was made in the registration  statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     That, for purposes of determining any liability under the Securities Act of
1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee  benefit plan's annual report  pursuant to  Section 15(d)  of the
Securities  Exchange Act) that is incorporated by reference in the  registration statement  shall be deemed to be a new  registration  statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds  to  believe  that it meets  all the requirements  for  filing  on Form S-3 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Rochester, New York, on September 20, 2006.

                                            HOME PROPERTIES, INC.

                                            By:  /s/ Edward J. Pettinella
                                                 ------------------------
                                                 Edward J. Pettinella
                                                 President and Chief
                                                 Executive Officer

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below hereby  severally  constitutes and appoints Edward J.  Pettinella,
David P.  Gardner and Ann M.  McCormick,  and each of them,  his true and lawful attorney-in-fact  and agent, with full power of substitution and  resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments  (including  post-effective  amendments) to the  Registration
Statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto  such  attorney-in-fact  and  agents,  and each of  them,  full  power  and authority  to do and person each and every act and thing  requisite or necessary that he might do in person,  hereby  ratifying and confirming all that each said attorneys-in-fact  and  agents  of any of them or  their  or his  substitute  or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.

Signature                     Title                           Date
---------                     -----                           ----

/s/ Edward J. Pettinella      Director, President,            September 20, 2006
---------------------------   Chief Executive Officer
Edward J. Pettinella          (Principal Executive Officer)

/s/ David P. Gardner          Executive Vice President,       September 20, 2006
---------------------------   Chief Financial Officer
David P. Gardner              (Principal Financial Officer)

/s/ Robert J. Luken           Senior Vice President,          September 20, 2006
---------------------------   Chief Accounting Officer
Robert J. Luken               (Principal Accounting Officer)

/s/ Norman P. Leenhouts       Director                        September 20, 2006
---------------------------
Norman P. Leenhouts

/s/ Nelson B. Leenhouts       Director                        September 20, 2006
---------------------------
Nelson B. Leenhouts

/s/ William Balderston, III   Director                        September 20, 2006
---------------------------
William Balderston, III

/s/ Josh E. Fidler            Director                        September 20, 2006
---------------------------
Josh E. Fidler

/s/ Alan L. Gosule            Director                        September 20, 2006
---------------------------
Alan L. Gosule

/s/ Leonard F. Helbig, III    Director                        September 20, 2006
---------------------------
Leonard F. Helbig, III

/s/ Roger W. Kober            Director                        September 20, 2006
---------------------------
Roger W. Kober

/s/ Clifford W. Smith, Jr.    Director                        September 20, 2006
---------------------------
Clifford W. Smith, Jr.

/s/ Paul L. Smith             Director                        September 20, 2006
---------------------------
Paul L. Smith

/s/ Thomas S. Summer          Director                        September 20, 2006
---------------------------
Thomas S. Summer

/s/ Amy L. Tait               Director                        September 20, 2006
---------------------------
Amy L. Tait

                                  EXHIBIT INDEX
                              Home Properties, Inc.

                       Registration Statement on Form S-3

NUMBER   DESCRIPTION                                 LOCATION
------   -----------                                 --------
  5.1    Opinion of Nixon Peabody LLP regarding         *
         the legality of the Common Stock being
         registered

  8.1    Opinion of Nixon Peabody LLP regarding         *
         certain tax matters

 23.1    Consent of Nixon Peabody LLP                Included with Exhibits 5.1
                                                     and 8.1

 23.2    Consent of PricewaterhouseCoopers LLP          *

  24     Power of Attorney                           Included on signature page

*Filed herewith.